Exhibit 10.19

CH-AUTO Technology Co., Ltd.,

北京长城华冠汽车科技股份有限公司

and

和

GFG PROGETTI Srl,

SINO-FOREIGN EQUITY JOINT VENTURE CONTRACT 中外合资经营企业合资合同

Date: May 12, 2019

日期：2019年 5月 12日

, China

中国

Strict Confidential

Contents/目录

RECITALS/鉴于		1

1.	DEFINITIONS AND INTERPRETATION/定义和解释	2

2.	PARTIES TO THE CONTRACT/合同各方	8

3.	ESTABLISHMENT OF THE JOINT VENTURE/合资公司的设立	9

4.	TOTAL INVESTMENT AND REGISTERED CAPITAL/投资总额和注册资本	11

5.	TRANSFER OF EQUITY INTEREST/股权转让	15

6.	tag along/随售权	19

7.	put option/沽清权	20

8.	WARRANTIES AND REPRESENTATIONS OF THE PARTIES/各方的保证与陈述	24

9.	RESPONSIBILITIES OF THE PARTIES/各方责任	26

10.	BOARD OF DIRECTORS/董事会	28

11.	SUPERVISOR/监事	35

12.	MANAGEMENT OF THE JOINT VENTURE/合资公司的管理	36

13.	Entitlement to Information and Reporting /获得信息和报告的权利	39

14.	Marketing Principle/市场开拓原则	40

15.	PERSONNEL AND LABOUR MANAGEMENT/员工和劳动管理	42

16.	FINANCIAL, ACCOUNTING AND AUDIT SYSTEM/财务、会计和审计制度	43

17.	TAXATION AND INSURANCE/税务和保险	46

18.	DISTRIBUTION OF PROFITS/利润分配	47

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Strict Confidential

19.	FOREIGN EXCHANGE/外汇	49

20.	CONFIDENTIALITY and intellectual Property/保密条款和知识产权	49

21.	JOINT VENTURE TERM/合资公司期限	52

22.	EARLY TERMINATION /提前终止	53

23.	Buyout/购买权	57

24.	DISSOLUTION AND LIQUIDATION /解散和清算	60

25.	LIABILITY FOR BREACH OF CONTRACT/违约责任	64

26.	FORCE MAJEURE/不可抗力	66

27.	GOVERNING LAW/管辖法律	67

28.	SETTLEMENT OF DISPUTES/争议解决	67

29.	MISCELLANEOUS/其它	69

ii

SINO-FOREIGN EQUITY JOINT VENTURE CONTRACT

中外合资经营企业合资合同

This Sino-Foreign Equity Joint Venture Contract (the “Contract”) is made in [                （place）    ], the People’s Republic of China (“PRC”) on [                        ，2019] in accordance with Company Law of the People’s Republic of China (“Company Law”), the Law of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures (the “Joint Venture Law”), the Implementation Regulations of the Law of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures (the “Joint Venture Regulations”) and other applicable Chinese laws and regulations by and between:

本《中外合资经营企业合资合同》（“《合同》”）由下列各方在中华人民共和国（“中国”） （地点）于2019年 （时间）根据中华人民共和国公司法（“《公司法》”）、中外合资经营企业法（“《合资企业法》”）、中外合资经营企业法实施条例（“《合资企业实施条例》”）和其他适用的中国法律和法规签订：

(1)	CH-AUTO Technology Co., Ltd., a joint stock limited liability company incorporated and existing under the laws of the PRC, having its registered address at Building 4, AVIC International Industrial Park Area 1, Shijun North Street, Shunyi District, Beijing, PRC, represented by Mr. Lu Qun(“CH-AUTO”);

北京长城华冠汽车科技股份有限公司，一家根据中国法律成立并存续的股份有限责任公司，其注册地址为中国北京市顺义区仁和镇时骏北街1号院4栋，由陆群先生代表（“长城华冠”）;

And/和

(2)	GFG PROGETTI Srl, a company incorporated and existing under the laws of Italy, having its registered address at 19 Via de Sonnaz in Torino, represented by Giorgetto GIUGIARO and Mr. Fabrizio GIUGIARO (“GFG”);

GFG PROGETTI Srl,一家根据意大利法律成立并存续的公司，其注册地址为19 Via de Sonnaz in Torino，由Mr. Giorgetto GIUGIARO and Mr. Fabrizio GIUGIARO先生代表（“GFG”）;

CH-AUTO, GFG hereinafter are also collectively referred to as “Parties” and individually as a “Party”.

长城华冠、GFG在此合称为“各方”，单独称为“一方”。

RECITALS/鉴于

(a)	CH-AUTO is established and existing as a vehicle technology research and development service company incorporated under Chinese law. CH-AUTO offers to domestic OEMs competitive products and services. Its activities include all-around design, engineering and services. CH-AUTO's customers are high-end domestic brands such as FAW, Dongfeng Nissan, Changfeng, Jiangling, Geely, etc.;

长城华冠是一家根据中国法律成立及存续的整车研发技术服务公司。主要为中国境内的整车厂提供整车产品设计研发服务，主要提供包括概念策划、造型设计、工程开发、试制及投产服务的独立汽车研发机构，公司主要的客户为国内中高端品牌 一汽、东风日产、长丰、江铃、吉利等；

(b)	GFG is established and existing as a vehicle design company incorporated under Italy Law. It was founded in 2015 by Mr. Giugiaro；

GFG是一家根据意大利法律成立及存续的整车设计公司﹐其由乔治亚罗先生于2015年设立；

(c)	After friendly negotiations conducted in the spirit of equality and mutual benefit, the Parties have agreed to establish in PRC, a sino-foreign equity joint venture enterprise of limited liability (the “Joint Venture”), in accordance with PRC laws and this Contract in order to create a strategic cooperation between the Parties with a target that the Joint Venture will become a leading vehicle designer in PRC with a long term sustainable development path.

经过友好协商，本着平等和互利的精神，各方同意根据中国法律和本《合同》在中国设立一家有限责任的中外合资经营企业（“合资公司”），以在各方之间设立战略合作关系，并将合资公司发展为一家中国领先的、长期可持续发展的汽车设计者。

NOW THEREFORE, in consideration of the mutual covenants and undertakings herein, IT IS AGREED AS FOLLOWS:

为此，鉴于本《合同》各方的共同承诺，各方同意如下：

1.	DEFINITIONS AND INTERPRETATION/定义和解释

1.1	Unless otherwise specified in this Contract, the following terms shall have the meanings set out below:

除本《合同》另有定义，下列词语应具有下列规定的含义：

“Affiliate” with respect to a person, means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such Party. For purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of fifty per cent (50%) or more shares or registered capital with voting right, or voting securities, by contract or otherwise, and the terms "controlling", "controlled by", "under common control with" and "controlled" have meanings correlative to the foregoing.

“关联方”就某一人而言，指直接或间接控制该人、或受该人控制、或与该人直接或间接共同受控制的任何其他人。在本定义中，就任何特定的人而言，“控制”，指不论是否通过合同或其它方式，通过拥有百分之五十（50%）或以上具有表决权的股份或注册资本、或有表决权的证券而有权直接或间接指导该人的管理和政策。而“控制着”、“被控制着”、“受共同控制”和“受控制”等词语具有与以上相关的含义

“Articles of Association” means the Articles of Association of the Joint Venture to be entered into between the Parties as may be amended from time to time.

《章程》应指将由各方订立的以及将不时修订的合资公司的《章程》。

“Audit Firm” has the meaning given in Article 11.4.

“审计公司”具有第11.4条规定的含义。

“Board” means the Board of Directors of the Joint Venture.

“董事会”指合资公司的董事会。

“Business Day” means:

a calendar day other than Saturdays, Sundays, any public holiday or any bank holiday either in China or in Italy.

“工作日”指除星期六、星期日以及在中国或意大利为公共假日或银行假日之外的任何日历日。

“Business Licence” means the business licence of the Joint Venture issued by Registration Authority.

“营业执照”指登记部门颁发的合资公司的营业执照。

“Confidential Information” means technology and know-how as well as trade secrets, strategic business or marketing information, business projections, secret processes and other processes, data, formulae, programs, manuals, designs, sketches, photographs, plans, drawings, specifications, reports, studies, findings, non-patented inventions and ideas and other information relating to the production, packaging, use, pricing, or sales and distribution, whether of a technical, engineering, operational, business or economic nature, provided by any Party or its Affiliates and designated as “Confidential” by such Party or Affiliates in connection with the establishment of the Joint Venture and any matters related thereto, the implementation of and/or the conduct of the business contemplated by this Contract and the other contracts contemplated herein.

“保密信息”指由一方或其关联方提供的且由该方或关联方指定为“保密”的、与设立合资公司及任何相关事项、本《合同》的实施和/或本《合同》拟议的业务的开展以及本《合同》拟议的其他合同有关的、关于生产、包装、使用、定价或销售和分销的技术和专有知识以及商业秘密、商业和市场策略信息、商业计划、秘密工艺和其他工艺、数据、公式、程序、手册、设计、草图、相片、计划、图纸、规格、报告、研究、发现、非专利发明和创意以及其他信息，无论其具有技术、工程、操作、商业还是经济性质

“Contract” means this Sino-Foreign Joint Venture Contract, as may be amended and supplemented from time to time.

“《合同》”指本《中外合资经营企业合资合同》连同对其不时进行的修订和补充。

“Deadlock” has the meaning given in Article 8.12.1.

“僵局”具有第8.12.1条规定的含义。

“Director” means the Joint Venture’s Board members, as appointed by the shareholders from time to time.

“董事”指合资公司股东不时任命的董事会成员。

“Equity Interest” means, with respect to each Party, such Party’s legal and economic rights and interests attached to the Registered Capital of the Joint Venture under PRC applicable laws, this Contract and the Articles of Association.

“股权”就任一方而言，指根据中国可适用法律、本合同及公司章程的规定，附于该方在合资公司注册资本中的所有法律及经济权利和利益。

“Effective Date” means the date when this Contract comes into force as set forth in Article 27.12.

“生效日”指第27.12条规定的本《合同》开始生效之日。

“Encumbrance” means any charge or claim, community property interest, easement, condition, modus, equitable interest, assessment, levy, lien (statutory or otherwise), encumbrance, option, pledge, security interest, mortgage, right of first refusal, right of first offer, right of pre-emption, retention of title agreement, inheritance right, donation right, defect of title or restriction of any kind or nature, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“权利障碍”指任何指控或索赔、社区财产利益、地役权、条件、方法、衡平法权益、评估、征收、留置权（法定的或其它）、负担、期权、质押、担保物权，抵押、优先购买权、优先认购权、优先受让权、所有权保留协议、继承权、捐赠权、任何种类或性质的所有权瑕疵或限制，包括对任何其他属性的所有权的使用、表决、转让、收益或行使的限制。

“Establishment Date” means the date on which the Joint Venture is established pursuant to Article 3.5 hereof.

“成立日”指第3.5条规定的合资公司成立之日。

“Euro” means the lawful currency of the member States of the European Currency Union.

“欧元”指欧元区成员国的法定货币。

“Force Majeure Event” means any unforeseeable or unavoidable event or circumstance beyond the reasonable control of a Party occurring after the execution of this Contract including, without limitation, fire, storm, typhoon, flood, earthquake, explosion, war and serious strikes or work stoppages, which prevents or delays the performance, in whole or in part, of this Contract or any of its obligations (other than a payment obligation) by any Party or by the Joint Venture.

“不可抗力事件”指本《合同》签署后发生的、超出一方合理控制、妨碍或耽搁任何一方或合资公司全部或部分履行本《合同》或任何其义务（付款义务除外）、不可预见或不可避免的任何事件或情况，包括但不限于火灾、风暴、台风、洪水、地震、爆炸、战争和严重罢工或停工。

“Management Personnel” shall initially refer to and consist of one (1) General Manager, one (1) Chief Designer, one (1) Marketing Manager, one (1) Human Resources Manager, one (1) Financial Manager, one (1) Engineering Manager, one (1) Styling Manager and one (1) Project Manager, who are to be appointed by the Parties to the Joint Venture pursuant to Article 10.2. The composition of Management Personnel may be adjusted by the the Parties from time to time.

“管理人员”在初期阶段应指且包含一（1）名总经理、一（1）名首席设计师、一（1）名市场经理、一（1）名人事经理、一（1）名财务负责人、一（1）名工程经理、一（1）名造型经理和一（1）名项目经理，该等管理人员应由各方根据第10.2条规定向合资公司委派。管理人员的构成可由各方不时调整。

“PRC” means the mainland China, inclusive of Hong Kong and exclusive of Maocau and Taiwan for the purpose of the present Contract.

“中国”指中华人民共和国大陆地区，为本合同之目的排除香港、澳门及台湾地区。

“Record-filing/Approval Authority” means the competent commerce authorities responsible for record-filing or approval of establishment and/or changes of foreign invested enterprises in PRC.

“备案/审批部门”指负责在中国的外商投资企业的设立和/或变更的有权商务部门。

“Registered Capital” means the total amount of registered capital of the Joint Venture pursuant to Article 4.2 hereof which may be adjusted according to the relevant provisions of this Contract and the relevant PRC laws.

“注册资本”指第4.2条规定的合资公司的全部注册资本，注册资本可依据本《合同》的相关规定和相关中国法律调整。

“Business Plan”means the Contract of Business Cooperation on Establishing the Joint Venture executed by the Parties and the revised or supplemented version from time to time and other business plan about the establishment and the operating of the Joint Venture approved in writing by the Parties.

“商业计划”是指各方签订的《关于设立合资公司的商业合作协议》及其不时修订或补充的版本以及各方以书面形式一致同意的关于合资公司设立及运营的其他商业计划。

“Registration Authority” means the State Administration of Industry and Commerce of PRC or its authorised local division or agency.

“登记部门”指中国工商行政管理总局或其授权的地方分支或部门。

“RMB” or “Renminbi” means Renminbi, the lawful currency of the PRC.

“人民币”指中国的法定货币——人民币。

“Shareholder” means CH-AUTO, GFG respectively or, if any, other person(s) holding Equity Interests in the Joint Venture in the future in accordance with this Contract and/or the Articles of Association.

“股东”指长城华冠、GFG，或根据本《合同》和/或《章程》的规定将来在合资公司持有股权的其它人（如有）。

“Term” means the duration of the Joint Venture as set forth in Article 19.1 hereof.

“期限”指第19.1条规定的合资公司的期限。

1.2	Interpretation/解释

1.2.1	The headings and sub-headings in this Contract and its annexes are included for convenience and ease of reference only and shall not affect the interpretation of this Contract.

本《合同》及其附件中的标题或分标题，仅为方便和便于引述而设，不应影响本《合同》的解释。

1.2.2	The Recitals and Annexes shall form part of this Contract and shall have the same force and effect as if set out in the body of this Contract. Accordingly, reference to this Contract shall include references to its recitals and annexes.

序言和附件应构成本《合同》的部分，应具有与本《合同》正文相同的效力。相应的，提及本《合同》时应包括本《合同》的序言和附件。

1.2.3	In this Contract, unless otherwise required, words denoting the singular shall include the plural and vice versa.

在本《合同》中，除非另有要求，单数词汇应包括其复数含义，反之亦然。

1.2.4	References to any document or agreement include a reference to that document or agreement as varied, amended, supplemented, substituted, renewed or transferred from time to time in accordance with this Contract.

提及任何文件或协议时，包括其根据本《合同》不时所作的变更、修改、补充、替换、更新或转让。

1.2.5	Reference to any regulation or laws of a country include a reference to that regulation or laws of a country as amended, extended, consolidated or replaced from time to time (whether before or after the date of signature of this Contract).

提及任何法规或法律时，包括不时（无论在本《合同》签署日之前还是之后）对其进行的修改、扩充、合并或替换。

1.2.6	Whenever the word “include,” “includes” or “including” is used in this Contract, it shall be deemed to be followed by the words “without limitation.”

在本《合同》中，无论何时使用“包括”一词，均应被视为其后带有“但不限于” 一词。

1.2.7	All references in this Contract to a gender in a masculine form shall also refer to its feminine form, and vice versa.

本《合同》中，所有提及阳性词汇也应包括其阴性形式，反之亦然。

2.	PARTIES TO THE CONTRACT/合同各方

The Parties to the Contract are as follows:

本《合同》各方为下述：

2.1	CH-AUTO Technology Co., Ltd.(“CH-AUTO”) /北京长城华冠汽车科技股份有限公司 （“长城华冠”）

A joint stock limited liability company incorporated and existing under the laws of the PRC, having its registered address at Building 4, AVIC International Industrial Park Area 1, Shijun North Street, Shunyi District, Beijing, PRC. The duly authorized representative of CH-AUTO is:

一家根据中国法律成立并存续的股份有限责任公司，其注册地址为中国北京市顺义区仁和镇时骏北街1号院4栋。长城华冠的正式授权代表为：

Name:	Mr. Lu Qun

姓名：	陆群先生

Position:	Chairman of the Board

职务：	董事长

Nationality:	PRC

国籍：	中国

2.2	GFG/ GFG

A company incorporated and existing under the laws of Italy, having its registered address at 19 Via de Sonnaz in Torino . The duly authorized representative of GFG is:

一家根据意大利法律成立并存续的公司，其注册地址为19 Via de Sonnaz in Torino。GFG 的正式授权代表为：

Name:	Mr. Fabrizio GIUGIARO

姓名：	Fabrizio GIUGIARO先生

Position:	Chairman of the Board

职务：	董事长

Nationality:	Italy

国籍：	意大利

3.	ESTABLISHMENT OF THE JOINT VENTURE/合资公司的设立

3.1	Establishment of the Joint Venture/合资公司设立

In accordance with the Company Law, the Joint Venture Law, the Joint Venture Regulations and other relevant PRC laws and regulations, the Parties hereby agree to establish the Joint Venture pursuant to the terms of this Contract.

根据《公司法》、《合资企业法》、《合资企业法实施条例》和其它相关中国法律和法规，各方在此同意根据本《合同》的规定成立合资公司。

3.2	Name and Address of the Joint Venture/合资公司的名称和地址

3.2.1	The name of the Joint Venture shall be approved by the Registration Authority.

合资公司的名称由登记机关批准。

3.2.2	The legal address of the Joint Venture shall be shall be approved by the Registration Authority 。

合资公司的住所由登记机关批准。

3.3	Business scope of the Joint Venture/合资公司经营范围

Vehicle products design; the development, transfer, technical consultation and providing technical service for automobile technology. (Finally determined as approved by the Registration Authority.)

汽车设计，机动车技术的开发、转让、技术顾问以及提供技术服务。（最终以登记部门批准确定。）

3.4	Limited Liability Company/有限责任公司

The Joint Venture shall be a limited liability company. The liability of each Party for the losses, debts, liabilities and other obligations of the Joint Venture shall be limited to the total amount of such Party’s capital contribution into Registered Capital of the Joint Venture. Each Party shall not be responsible for the liabilities, debts, losses or obligations arising from any activities of the other Parties, unless otherwise expressly provided for in this Contract.

合资公司应为一家有限责任公司。每一方对合资公司的损失、债务、责任和其它义务的责任应仅限于该一方对合资公司注册资本的出资总额。各方应根据第4.3条规定的各自对合资公司注册资本的出资比例为限对合资公司承担责任。除非本《合同》另有明确规定，一方无需对其他各方的任何行为所引起的损失、债务、责任或义务承担责任。

3.5	Legal Person/法人

The Joint Venture shall be an enterprise legal person under the laws of the PRC.

合资公司应为中国法律下的企业法人。

3.6	Establishment Date/成立日期

The Establishment Date of the Joint Venture shall be the date of issuance of the Business Licence of the Joint Venture.

合资公司的成立日期应为合资公司的营业执照颁发之日。

3.7	Compliance with PRC Law/遵守中国法律

The activities of the Joint Venture shall be governed by and protected by the PRC laws and regulations and the Joint Venture and the interests of the Parties shall be protected by PRC law.

合资公司的活动应该受中国法律和法规的管辖和保护。合资公司和各方的利益应受中国法律保护。

3.8	No Agency Relationship/无代理关系

Neither Party is the agent of the other Parties nor does either Party have any power to bind the other Parties or to assume or to create any obligation of responsibility, express or implied, on behalf of any of the other Parties in such Party’s name. Neither this Contract nor any of the other contracts contemplated herein shall be construed as creating any other form of legal association which would impose liability upon one Party for the act or failure to act of the others.

一方不是其他各方的代理人，且一方亦无权约束任何其他各方，或以任一其他各方的名义为该方承担或设定任何明示或默示的责任义务。本《合同》和本《合同》中提及的任何其它合同均不得被解释为在各方之间设立使一方应为其他各方的作为或不作为负责的法律关系。

3.9	Branches and Subsidiaries/分支机构和子公司

The Joint Venture may establish branch offices and/or subsidiaries anywhere in the PRC and abroad upon the approval of the Board in accordance with applicable PRC laws.

经董事会根据适用中国法律批准，合资公司可以在中国境内和境外的任何地方设立分支机构和/或子公司。

4.	TOTAL INVESTMENT AND REGISTERED CAPITAL/投资总额和注册资本

4.1	Total Investment/投资总额

The total amount of investment of the Joint Venture shall be RMB 14,280,000 (say fourteen million two hundred and eighty thousand Renminbi).

合资公司的投资总额应为人民币14,280,000元（大写：壹仟肆佰贰拾捌万圆整）。

4.2	Registered Capital/注册资本

The total amount of the registered capital of the Joint Venture shall be RMB 10,000,000 (say ten million Renminbi).

合资公司的注册资本总额应为人民币10,000,000元（大写：壹仟万圆整）。

4.3	Contributions of the Parties/各方出资

4.3.1	CHA-AUTO’s contribution to the Registered Capital of the Joint Venture shall be RMB 5,600,000 in the form of cash, representing 56% of the total Registered Capital of the Joint Venture.

长城华冠对合资公司注册资本的出资应为人民币5,600,000元，以现金出资，占合资公司总注册资本的56%。

4.3.2	GFG’s contribution to the registered capital of the Joint Venture shall be equal to RMB 4,400,000 in the form of cash, representing 44% of the total registered capital of the Joint Venture.

GFG对合资公司注册资本的出资应相当于人民币4,400,000元，以现金出资，占合资公司总注册资本的44%。

4.3.3	In the case of contribution by GFG in Euro, the exchange rate shall be referred to the median of the official selling and buying EURO-RMB exchange rate published by the People’s Bank of China on the date on which GFG make its contributions to the Registered Capital of the Joint Venture.

如GFG 以欧元出资，汇率应为GFG 对合资公司注册资本出资之日中国人民银行公布的欧元—人民币的正式卖出和买入价的中间价。

4.4	Timing of Capital Contributions/出资时间

4.4.1	The capital contribution shall be fully paid up by the Parties respectively within three (3) months after the issuance of the Business License.

各方应在营业执照签发之后的三（3）个月内全额缴付对合资公司注册资本的出资。

4.4.2	The timing of capital contribution may be adjusted by the unanimous vote of the Board in light of the actual conditions consistent with the requirements of relevant PRC laws and regulations.

出资时间可由董事会根据实际情况，按照有关中国法律法规的要求经一致表决、修改本合同和合资公司公司章程进行调整。

4.5	Conditions Precedent to the Contribution of the Registered Capital/出资的先决条件

The obligation of any Party to make its contribution pursuant to Articles 4.3 and 4.4 hereof shall be subject to the fulfilment or waiver of each of the following conditions:

任何一方根据本《合同》第4.3和4.4条规定履行出资义务应以下述每一事项的满足或被放弃为条件：

(a)	this Contract, the Articles of Association and the establishment of the Joint Venture has been duly registered with the Record-Filing/Approval Authority and Registration Authority, and any required changes to this Contract and the Articles of Association having been agreed to in writing by the Parties;

本《合同》、《章程》及合资公司的成立已经向备案/审批部门和登记部门正式登记，并且所要求的对本《合同》和《章程》的任何修改均已由各方书面同意。

(b)	a Business License having been issued to the Joint Venture which authorises the full scope of business of the Joint Venture; and

已经向合资公司签发的营业执照包括了商业计划中规定的全部经营范围，或所要求的对经营范围的任何修改已经由各方同意；及

(c)	The Filing Notice issued by the Records-filing Authority and the Business License are issued without material modifications on what have agreed in this Contract and the Articles of Association, or such modifications are accepted by all parties in written.

备案证明及营业执照对各方已在本合同和章程中约定的事项无实质修改，或该等修改经各方书面确定接受。

4.6	Investment Certificate/出资证明

Upon payment of each Party’s capital contribution, the Joint Venture shall issue an investment certificate to each Party. The investment certificate shall indicate the following items: name of the Joint Venture, the Establishment Date, the names of the Parties and the amount of their respective capital contributions, the date on which the capital contributions were made, and the date of issuance of the investment certificate. The investment certificates shall be executed by the legal representative of the Joint Venture.

在每一方出资后，合资公司应向每一方出具出资证明。出资证明应载明：合资公司名称、成立日、各方名称及其各自出资额、缴纳出资日期、出资证明书的核发日期。出资证明应由合资公司的法定代表人签署。

4.7	Additional Funding/额外融资

4.7.1	The Joint Venture may obtain additional funds through loans from domestic or foreign banks or other institutions on terms and conditions uninanimously approved by the Board only for the loans over 30% of Registered Capital taking into account the stock of outstanding debit on the day when the new funds are taken from the bank.

如借款发生时，拟借入款项与累计未偿还借款总额超过注册资本的30%，根据董事会一致批准的条款和条件，合资公司可以向国内或国际银行或其他机构借入额外的资金。

4.7.2	The Joint Venture may also obtain loans or guarantees from the Parties or their Affiliates on terms and conditions to be determined by the relevant parties; provided, however, that neither Party shall be obligated to lend funds or provide guarantee to the Joint Venture.

合资公司还可根据相关方确定的条款和条件从各方或其关联方取得贷款或担保，但任何一方均无义务向合资公司提供借款或担保。

4.7.3	In the event the Parties agree that a shareholder's loan to the Joint Venture is required, they shall provide the agreed loan amount in proportion to their respective capital contribution ratio namely CH-AUTO 56%, GFG 44%, unless otherwise agreed between the Parties in writing and, in any case, in compliance with PRC law restrictions on foreign debts. Where CH-AUTO and/or GFG lend funds to the Joint Venture or provide guarantee for the Joint Venture, they shall be entitled to be paid interest on the loan at such rate or guarantee fees in such amount that they would have been entitled to be paid as if they were not a party to this Contract and as if the transaction were a negotiated arm's length financing from a third party.

如果各方同意向合资公司提供股东贷款，各方应该按照其各自的出资比例（即：长城华冠56%、GFG 44%）提供贷款额，除非各方另有其他书面约定且应符合中国关于外债的限制性规定。如果长城华冠和/或GFG向合资公司提供借款或担保，其应有权被支付该贷款的利息或担保费，如同其并非本《合同》一方并且如同该交易是从第三方获得的一个议价的、根据公平交易原则的融资。

4.8	Increase or Reduction of Registered Capital/注册资本的增加或减少

4.8.1	A Party may have the right to propose via its appointed Directors to the Board an increase or reduction in the Registered Capital of the Joint Venture. Any increase or reduction in the Registered Capital of the Joint Venture shall require the unanimous approval of the Board and shall be subject to duly record-filing with or approval (if necessary) by the Record-filing/Approval Authority and duly registration with the Registration Authority.

一方有权通过其委派的董事向董事会提议增加或减少合资公司的注册资本。合资公司注册资本的任何增加或减少都要经过董事会的一致批准，并应提交至备案/审批部门由其正式备案或批准（如必须），且应向登记部门正式登记。

4.8.2	For an increase in the registered capital of the Joint Venture, the amount of such increase shall be offered to all Parties in proportion to their respective shareholding ratio in the Registered Capital of the Joint Venture at the time of the capital increase, unless otherwise agreed by the Parties and approved by the Board.

就合资公司注册资本的增加而言，增加金额应按照各方在增资时对合资公司注册资本的持股比例向各方提议，但是各方另行约定并经董事会批准的除外。

Any capital increase offered to a Party not subscribed and paid up by such Party pursuant to the relevant terms and conditions of the capital increase approved by the Board can be subscribed by the other Parties on pro rota basis according to their then respective shareholding in the Joint Venture.

向一方提议的任何增资额如果未能由该一方按照董事会批准的相关增资条款条件认缴或缴付，可由其他各方按届时其在合资公司的持股比例认缴。

4.8.3	In the event of an increase or reduction in the registered capital of the Joint Venture, the Contract and Articles of Association shall be amended to reflect the change to the Parties’ aggregate respective percentage contributions to the Registered Capital of the Joint Venture.

如增加或减少合资公司注册资本，应修订《合同》及《章程》以反映各方各自对合资公司注册资本的出资比例，以及各方任命董事的权利。

5.	TRANSFER OF EQUITY INTEREST/股权转让

5.1	General Provisions/一般规定

Except as otherwise provided in this Contract, a Party may transfer part or all of its equity interests (“Offer Equity Intersts”) in the Joint Venture to a third party, upon the other Parties’ consent in writing. The other Parties shall have the Pre-emptive right to such Offer Equity Interests. If one or several of the other Parties neither agree the aforesaid transfer to a third party nor exercise its/their Pre-emptive right , the transfer will be deemed to have been approved by such party(ies).

除本《合同》另有约定外，协议一方在取得其他各方书面同意的情形下可向任意第三方转让所持有的全部或部分合资公司股权（“出售股权”）。其他各方就该等出售股权享有优先购买权。如其他各方中的一方或多方不同意该等转让，亦不行使其所持有的优先购买权的，视为同意转让。

5.2	No Transfer to Competitor/不得向竞争者转让

Each Party hereby agrees and undertakes not to assign, sell, transfer, pledge, encumber or otherwise grant any interest in all or part of its Equity Interests in the Joint Venture to any individual or entity (except for the Affiliate(s) of any Party) that competes with the Joint Venture or with the other Parties.

每一方在此同意和承诺，其均不得向与合资公司或其他各方竞争的任何个人或实体（一方的关联方除外）让与、出售、转让或质押其在合资公司中的所有或部分股权或在其上设置权利障碍或授予任何权益。

5.3	Pre-emptive Right /优先购买权

5.3.1	Grant of Right/权利授予

During the term of this Contract, in the event one Party (“Seller”) proposes to sell, transfer or otherwise dispose of all or part of its Equity Interest of the Joint Venture to the third party, the other Parties shall have the pre-emptive right to purchase such Equity Interest at the price and conditions offered to the third party, as further described below, to purchase all, but not less than all, the Equity Interest that such Seller proposes to transfer to any person (the “Pre-emptive Right”).

本《合同》存续期间，如果一方（“出售方”）拟出售、转让或以其他方式处置其所持有的合资公司的所有或部分股权给第三方，则其他各方应有权就出售方拟出售与他人的全部股权按同等价格和条件（如下所述具体方式）享有优先购买权（“优先购买权”）。

5.3.2	Transfer Notice and its Reception/转让通知与其接收

Before effecting any proposed transfer of shares pursuant to Section 5.3.1 above, a Seller shall give written notice to the other Parties describing fully the terms and conditions of the proposed transfer, including the number of Equity Interest proposed to be transferred, the proposed transferee and the proposed transfer price (the “Transfer Notice”). The Transfer Notice shall contain an accurate summary of the proposed transferee’s offer, which must be a bona fide offer. At any time within the thirty (30) day period immediately following the receipt of the Transfer Notice, subject to Section 5.3.3 hereof, the other Parties may elect to purchase the Equity Interest subject to the Transfer Notice, at the price per share set forth in the Transfer Notice.

在上述5.3.1款所述的提议转让正式实施前，出售方应以书面形式通知其他各方，通知应充分描述所提议转让的条款和条件，包括拟转让股权数、潜在受让方以及拟转让价格（“转让通知”）。转让通知应包含对于潜在受让方所提出要约的精确概括，且该要约必须是善意的。在接收到转让通知后的三十（30 ）天内，根据本协议第5.3.3款之规定，其他各方有权选择按照转让通知所述价格购买其所记载的拟转让股权。

5.3.3	Closing of Purchases/购买交割

The closing of the sale and purchase of the Equity Interest of the Joint Venture shall take place through an agreement between the Party(ies) who execute the Pre-emptive Right and the Seller, and registering the transfer in the Approval Authority and Reigstration Authority.

因优先认购权行权而发生的出售及购买合资公司股权应根据由行使优先购股权的各方及出售方所签订的协议进行交割，并就该股权转让在审批部门和注册部门登记。

5.3.4	The Transfer Notice shall specify:

转让通知应载明：

(i)	the intention of the Seller to make the transfer;

出售方进行转让的意愿：

(ii)	the specific Equity Interest the Seller wishes to transfer;

出售方拟转让的具体股权；

(iii)	the name and address of the potential purchaser and, if such potential purchaser is a third party, all information necessary to determine the identity of the person who have ultimate control over the potential purchaser; and

潜在受让方的姓名和地址，并且，如该潜在受让方是第三方，为确定潜在受让方的实际控制人的身份所需的所有必要信息；和

(iv)	the nature, terms and conditions of the proposed transfer including the price for the Equity Interest.

拟议转让的性质、条款和条件，包括出售股权的价格。

5.4	Completion of Equity Transfer/股权转让的完成

Transfers of Equity Interests may be carried out once the Right of First Refusal has been respected in accordance with the provisions of Article 5.3 above, provided, however, that:

股权转让可在上述第5.3条所规定的优先购买权被满足后进行，但条件是：

5.4.1	the transfer shall take place within thirty (30) days (“Transfer Period”) following the latest one of the following dates to occur:

股权转让应在下述最晚日期发生后三十（30）天内（“转让期限”）进行：

(a)	the date on which the Right of Pre-emptive Right lapses;

优先购买权失效；

(b)	the date on which the other Parties confirm the exercise of their Pre-emptive Right , or the other Parties waive their Pre-emptive right ; or

其他各方确认行使优先购买权，或，其他各方放弃其优先购买权之日；或

(c)	the date on which the Board approves the transfer.

董事会批准转让之日。

The Transfer Period shall in all cases be extended by any time reasonably necessary to complete or to satisfy any conditions precedent to which the proposed transfer may be subject (including the time needed for obtaining necessary government approvals), up to a limit of three (3) months, provided, however, that once such extended time period has expired, no transfer shall be made without once again being expressly subject to the Pre-emptive Right and after complying with the procedures set forth in Article 5.3 above.

在任何情形下，转让期限可因拟议转让需完成或满足任何先决条件（包括为获取必要政府批准所需的时间）而合理所需的任何时间而延长最多三（3）个月，但条件是，一旦该等延期的时间已经届满，除非该等转让已经再次明确满足了第5.3条规定的优先购买权且遵循了其规定的程序外，不得进行任何转让。

5.4.2	The Parties hereby agree and shall ensure that for the equity transfer complying with the conditions set forth in this Contract, they shall cause the directors appointed by them to attend the Board Meeting at which such transfer is to be considered and to vote in favour of a resolution approving such transfer or to sign a written resolution circulated in lieu of such a meeting of the Board; their respective representatives and/or Directors that they appointed shall cooperate, execute and deliver any necessary documents and instruments required by PRC laws.

各方同意且应确保，所有符合本《合同》规定条件的股权转让，将尽快促使其委派的董事参加讨论该转让的董事会会议并就该转让的决议投赞成票或签署该董事会会议的书面决,且各方各自代表和/或委派董事应配合签署和递交中国法律要求的任何其它必要文件和文书。

5.4.3	Any Party who desires to sell or otherwise transfer its Equity Interest in the Joint Venture shall bear the cost of any assessment of the Joint Venture as a going concern. The Parties shall render all assistance and provide all such documentation and information to the appraiser as such appraiser may consider necessary.

拟出售或转让在合资公司中股权的一方应承担将合资公司作为持续经营企业进行评估的费用。各方应向评估人提供所有协助并提供评估人认为必要的所有文件和信息。

5.5	Continued Implementation of Contract/继续履行合同

Prior to completion of transfer of a Party’s Equity Interest, the Parties shall continue to perform their respective obligations under this Contract.

在一方股权转让完成前，各方应继续履行其各自在本《合同》下的义务。

5.6	Effect of Transfer/转让的后果

The transfer of a Party’s Equity Interest shall not release such Party from its liability to pay any sums of money accrued, due or payable to the other Parties, or to discharge its then-accrued and unfulfilled obligations including any liability to the Joint Venture or the other Parties in respect of any breach of this Contract pursuant to Article 23 hereof.

一方转让股权不得使该方免于向其他各方支付已发生的、到期的或应付的任何款项的责任，也不得使该方免除其届时已经发生和未履行的义务，包括对合资公司的任何责任，或根据第23条的规定就违反本《合同》有关的对其他各方的责任。

6.	tag along/随售权

6.1	General Provisions/一般规定

In case of one Party intends to sell part or all of its equity interests in the Joint Venture (the “Selling Party”) to a bona fide arm’s length third party (the “Purchaser”), the other Parties, without prejudice to the pre-emptive right set out in Article 5.1, shall have the right to irrevocably elect to require the Selling Party to cause the Purchaser to buy all or part of their equity at the same price, terms of payment and general condition of sale applied to the Selling Party (the “Tag Along Right”).

当协议一方（“转让方”）拟向善意公允的第三方（“买方”）出售该方所持有的部分或全部合资企业全部股权时，不损害在本协议第5.1条所述之优先认购权前提下的，其他各方有权要求转让方促成买方按适用于转让方股权的相同价格、付款期限和一般条件收购他们各自所持有的部分或全部股权（“随售权”）。

6.2	Procedure/操作程序

6.2.1	Before effecting any proposed transfer of equity pursuant to Section 6.1 above, the Selling Party shall inform the other Parties with a written notice (“Tag Along Notice”) describing the terms and conditions of the transfer, including the number of equity interests to be transferred, the potential transferee and the transfer price.

在6.1款所述之拟议交易生效前，出售方应向其他各方发送包含交易条款和条件（包括拟转让股数，潜在受让方及转让价格）的书面通知（“随售通知”）。

6.2.2	Within thirty (30) days after receinving the Tag Along Notice the other Parties willing to sell their equity interests in the Joint Venture pursuant to Article 6.1 shall give written notice to the Selling Party stating the exercise of the tag along clause at the same transfer price and conditions stated in the Tag Along Notice, following which the Tag Along Right shall expire.

在收到随售通知的三十（30）天之内，其他方如依据本协议第6.1款行使随售权的，应以书面形式通知出售方，表达以随售通知所述之相同交易价格与条件行使随售权，否则随售权过期终止。

6.2.3	The Selling Party shall inform the Purchaser of the Tag Along Right (“Tag Along Disclosure”) with a written notice and if the Purchaser refuses to purchase the equity of the other Parties who exercise the Tag Along Right (the “Tagged-Along Equity”) under the same terms and conditions that it offered to the Selling Party, the Selling Party shall drop the deal or deal with the Tagged-Along Equity according to Section 6.2.5, unless otherwise agreed in written by the Parties.

出售方应以书面方式通知买方随售权（“随售披露”），如果买方拒绝按照向转让方要约的同等条款和条件收购其他方的股权（“随售股权”），出售方应放弃交易或根据以下第6.2.5条收购随售股权，除非各方另有其他约定。

6.2.4	The Selling Party shall make its best efforts to assist the other Parties exercising the Tag Along right.

出售方应尽最大努力协助其他各方行使随售权。

6.2.5	In the event that the Purchaser refuses to purchase part or all of the Tagged-Along Equity from the other Parties at the same price and conditions that it offered to the Selling Party, the Selling Party may choose to purchase all equity of the other Parties at the same price and conditions stated in the Tag Along Notice.

如买方拒绝按照向转让方要约的同等条款和条件购买部分或全部随售股权，则出售方可按照随售通知中所载明的同样的价格和条件从其他各方受让全部随售股权。

6.2.6	In the event of one Party exercising the Tag Along Rights, the other Parties shall use their best endeavor to cooperate in implementing the shareholding structure change by signing or procuring its director and legal representative to sign any and all documents, forms, resolutions required by local authorities to record the shareholding and governance changes and the exercise of said rights shall not be deemed as a violation of the the Pre-emptive Right.

如各方针对前述随售权达成一致，则各方谨此同意并理解，如任何一方行使其权利，其他各方应尽最大努力完成股权架构变更，并当签署或促使其委派董事和法定代表人签署本地机关对股权架构和治理结构变更进行备案登记所需的任何及所有文件、表格、决议，尽最大努力配合实施股权架构的变更，并行使该些权利不构成对优先购买权的违反。

6.2.7	In the event each Party, upon receipt of the notice of exercising the aforesaid right by the other Parties, shall not cooperate directly or by causing or procuring its appointed directors to allow the other Parties to exercise their right according to this Agreement and Articles of Association, then this shall be deemed as a substantial breach of this Agreement and the other Party shall have the right to apply before competent dispute forum as stated in this Agreement to issue a binding and immediately enforceable order against the defaulting Party to transfer or purchase the shares, where the case may be, and such order shall be used and filed before the approval authorities for implementing the rights of the exercising shareholder.

如任何一方，收到另一方行使前述权利的通知后，直接拒绝配合，或利用/促使其委派的董事妨碍另一方根据本协议和公司章程行使权利的，应视为根本违反本协议，另一方有权在本协议约定的争议解决机构申请具有约束力且立即可实施的、针对过错方的法律裁决，迫使过错方转让或购买股权，并依据客观情况，该法律裁决应由申请执行的股东在相关审批机关使用、备案。

7.	put option/沽清权

7.1	Change of control/控制权变更

7.1.1	In case of change of control of one Party (“the Changing Party”), the other Parties shall have a put option, which gives them the faculty to sell their equity interests in the Joint Venture to the Changing Party at a price equal to the fair market value of the equity interests evaluated and sworn by an independent expert and in any case at least (“Floor Value”) equal to the sum of:

-	accumulated Parties’ contributions made to the Joint Venture, up to then, in the registered capital of the Joint Venture, including those (if any) that were used to cover the losses of the Joint Venture; and

-	accumulated Parties’ loans to the Joint Venture, up to then, in whatever form, including those (if any) that were waived by the Parties to cover the losses of the Joint Venture.

在一方（“控制权变更方”）控制权发生变化的情况下，其他各方将拥有沽清权，即其他各方有权将其所持有的合资企业股权以独立机构评估的市场公允价格出售予控制权变更方。在任何情况下前述公允价格应不低于（“最低价格”）下述总和：

-	届时该方对于合资企业的注册资本投入及其他资本贡献，包括用于弥补合资企业亏损的资金（如有）；以及

-	届时该方对于合资企业的任何形式的借款，包含曾被该方因弥补合资企业亏损而豁免的对于合资企业的借款（如有）。

7.1.2	Change of control means the change of the controlling person who is the last beneficiary owner of the Party.

控制权变更指一方最终实际权益享有的控制人发生变化。

7.1.3	The Changing Party shall inform the other Parties with a written notice (“Change of Control Notice”) about the changing event.

控制权变更方应以书面形式将变更事项通知其他各方（控制权变更通知）。

7.1.4	After receiving such information, within thirty (30) days after receiving the Change of Control Notice, the other Parties shall be entitled to require the Changing Party to purchase all of their equity interests in the Joint Venture pursuant to Article 7.1 and shall give written notice to the Changing Party stating the exercise of the put option.

在收到上述通知后三十（30）日内，其他各方有权依据第7.1条要求控制权变更方购买他们所持有的合资企业所有股权，应以书面形式通知控制权变更方行使沽清权。

7.1.5	The Changing Party and the other Parties exercising the put option right shall cause the directors they appointed to call an extraordinary Board Meeting to resolve the appointment of the independent expert who will evaluate the fair market value of the equity interests in the Joint Venture.

控制权变更方与行使沽清权的其他各方应促使其委派的董事召开特别董事会议，由董事会指定独立专家来对合资企业股权的市场公允价值作出评估。

7.1.6	The equity interests shall be transferred to the Changing Party at the fair market price evaluated and sworn by the appointed independent expert. Floor Value shall be allowed only in the case when the value of the equity, according to the evaluation by the appointed independent expert certified public valuator, is equal to or less than the Floor Value.

股权将以被指定的独立专家所评估之市场公允价格售予控制权变更方。最低价格应只在经独立专家评估股权价格为最低价格或低于最低价格时被准许。

7.2	Major deviations from the business plan/商业计划的重大偏离

7.2.1	Major deviations from the annual budget (“the budget”) and/or from the multiannual budget plan (“the business plan”, specific in section 7.2) shall have the following meanings:

-	until the Joint Venture will operate as a general contractor, major deviations shall mean:

a)	when projects’ accumulated turnover performed by GFG on orders placed by the Joint Venture in the first two (2) years after the registration of the Joint Venture is below 3 million euros; or

b)	The annual threshold of accumulated turnover performed by GFG on orders placed by the Joint Venture shall be no less than 1,5 million euros, which shall be verified at the end of every 12 month from the date of the establishment of the Joint Venture.

-	since the Joint Venture will be operating on its own by its own business structure, major deviations occur:

a)	if the Joint Venture’s yearly profit and loss accounts by the yearly financial statement closes at a loss, or

b)	if the Return on Equity ratio (ROE) by the yearly financial statement is below 5%.

年度预算（“预算”）及/或未来几年预算计划（“商业计划”，仅限于本7.2款）的重大偏离含有如下含义：

-	在合资企业作为总承包商运营时,重大偏离指：

a)	在合资企业注册后两年内，由合资企业分包给GFG的订单的项目累计营业额低于300万欧元；或

b)	年度指标为由合资企业分包给GFG的订单的项目累计营业额不低于150万欧元，且该指标应自合资企业注册之日起每12个月的月底进行确认。

-	在合资企业由自身商业实体进行运营时，重大偏离指：

a)	如果合资企业年度财务报表所列示的综合损益接近于亏损；或

b)	或年度财务报表所列示的每股收益率低于5%。

7.2.2	In case of major deviations, since the beginning of the third year after the incorporation of the Joint Venture GFG shall have a put option, which gives GFG the right to sell to CH-Auto its equity interests in the Joint Venture at a price equal to the fair market value of the equity interests evaluated and sworn by an independent expert and in any case not less than the amount of (“Floor Value”):

-	accumulated Parties’ contributions made to the Joint Venture, up to then, in the registered capital of the Joint Venture, including those (if any) that were used to cover the losses of the Joint Venture; and

-	accumulated Parties’ loans to the Joint Venture, up to then, in whatever form, including those (if any) that were waived by the Parties to cover the losses of the Joint Venture.

为防止商业计划发生重大偏离，合资企业成立后的第三年起，GFG将拥有沽清权，即GFG有权将其所持有的合资企业股权以独立机构评估的市场公允价格出售予长城华冠。在任何情况下前述公允价格应不低于（“最低价格”）下述总和：

-	届时该方对于合资企业的注册资本投入及其他资本贡献，包括用于弥补合资企业亏损的资金（如有）；以及

-	届时该方对于合资企业的任何形式的借款，包含曾被该方因弥补合资企业亏损而豁免的对于合资企业的借款（如有）。

7.2.3	GFG shall inform CH-Auto with a written notice about the exercise of the put option.

GFG应以书面形式通知长城华冠行使沽清权事项。

7.2.4	GFG and CH-Auto shall cause the directors they appointed to call an extraordinary Board Meeting to resolve the appointment of the independent expert who will evaluate the fair market value of the equity interests in the Joint Venture.

GFG和长城华冠应促使其委派的董事召开特别董事会议，由董事会指定独立专家来对合资企业股权的市场公允价值作出评估。

7.2.5	The equity interests shall be transferred to CH-Auto at the fair market price evaluated and sworn by the appointed independent expert. Floor Value shall be allowed only in the case when the value of the equity, according to the evaluation by the appointed independent expert, is equal to or less than the Floor Value.

股权将以被指定的独立专家所评估之市场公允价格售予长城华冠。最低价格应只在经独立专家评估股权价格为最低价格或低于最低价格时被准许。

7.3	In the event each Party, upon receipt of the notice of exercising aforesaid put option as above in Articles 7.1 and 7.2 by the other Parties, shall not cooperate directly or by causing or procuring its appointed directors to allow the other Parties to exercise their right according to this Agreement and Articles of Association, then this shall be deemed as a substantial breach of this Agreement and the other Party shall have the right to apply before competent dispute forum as stated in this Agreement to issue a binding and immediately enforceable order against the defaulting Party to transfer or purchase the shares, where the case may be, and such order shall be used and filed before the approval authorities for implementing the rights of the exercising shareholder.

如任何一方，收到另一方行使前述估清权的通知后，直接拒绝配合，或利用/促使其委派的董事妨碍另一方根据本协议和公司章程行使权利的，应视为根本违反本协议，另一方有权在本协议约定的争议解决机构申请具有约束力且立即可实施的、针对过错方的法律裁决，迫使过错方转让或购买股权，并依据客观情况，该法律裁决应由申请执行的股东在相关审批机关使用、备案。

7.4	In the event of exercising aforesaid put option as above in Articles 7.1 and 7.2, the Parties shall execute an equity transfer agreement. The transfer of the equity interests shall be completed within six (6) months after the receiving of the notice stated in Section 7.1.4 or in Section 7.2.3.

如行使前述估清权，各方应签订一份股权转让协议。股权交易应在股权转让协议签订协议第7.1.4款或第7.2.3款所述通知到达之日起六（6）个月内完成。

8.	WARRANTIES AND REPRESENTATIONS OF THE PARTIES/各方的保证与陈述

8.1	Warranties and Representations/保证与陈述

Each Party hereby represents and warrants to the other Parties that, as of the date of this Contract and as of a date on which such Party makes a capital contribution to the Joint Venture in accordance with Article 4.4 herein:

每一方在此向其他各方陈述和保证，在本《合同》之日以及在该一方根据第4.4条规定向合资公司缴纳资本之日：

8.1.1	it is a separate legal person, duly organized, validly existing and in good standing under the laws of jurisdiction of the Party;

其是按照该方所在地法律合法设立、有效并良好存续的独立法人；

8.1.2	it has full legal right, power and authority to execute this Contract and all of the contracts and documents contemplated herein to which each of them is a party and to observe and perform their obligations hereunder and thereunder;

其拥有完全的合法权利、权力和授权以签署本《合同》以及其作为一方的、本《合同》规定的所有合同和文件，并遵守和履行其在本《合同》和其他合同及文件项下的各自义务；

8.1.3	it has taken all appropriate and necessary corporate action to authorize the execution of this Contract and all of the contracts and documents contemplated herein to which it is a party and to authorize the performance and observance of the terms and conditions hereof and thereof;

其已采取所有适当的、必要的公司行为以授权签署本《合同》和其作为一方的本《合同》拟议的所有合同和文件，并授权其履行并遵守本《合同》和本《合同》拟议的所有合同和文件项下的条款和条件；

8.1.4	it has obtained all requisite consents, approvals and authorizations of relevant governmental, quasi-governmental and other regulatory authorities necessary for the valid execution and performance of this Contract and all of the contracts and documents contemplated herein to which it is a party;

其已自有关政府、准政府及其它监管机关取得所有为有效签署并履行本《合同》和其作为一方的本《合同》拟议的所有合同和文件所必要的所有同意、批准和授权；

8.1.5	neither the execution of this Contract, nor the performance of its obligations hereunder, will conflict with, or result in a breach of, or constitute a default under, any provision of its business licence, articles of association, by-laws, or any law, rule, regulation, order, judgment or decree, authorisation or approval of any government authority, or of any contract or agreement or instrument to which it is a party or is subject to;

其签署本《合同》和履行其在本《合同》项下的义务不会与其营业执照、章程、公司细则、或任何政府部门的任何法律、规则、法规、命令、判决或法令、授权或批准、或其作为一方或应遵守的的任何合同或协议或文件发生冲突，也不会导致对上述的违反或构成上述项下的违约；

8.1.6	it has duly authorised, executed and delivered this Contract and this Contract constitutes a legal, valid and binding obligation enforceable in accordance with its terms;

其已经有效授权、签署并交付本《合同》，且本《合同》对其构成了合法、有效具有约束力、并根据其条款可对其执行的义务；

8.1.7	there is no lawsuit, arbitration, or judicial, administrative or other proceedings or governmental investigation, pending or, to the best of its knowledge, threatened against it with respect to the subject matter of this Contract or that would affect in any way its ability to enter into or perform this Contract; and

就本《合同》所述的标的事项，没有针对该方的未决的或（据其最大程度所知）潜在的、或将以任何方式影响该方签订或履行本《合同》的能力的诉讼、仲裁、或司法、行政或其它程序或政府的调查；和

8.1.8	it has sufficient funds and other financial assets to meet its obligation under this Contract without impairing its ability to continue in business as a going concern.

其拥有充足的资金和其他金融资产以履行其在本《合同》下的义务，并且不会损害其持续经营的能力。

8.2	Reliance on Warranties and Representations/对保证和陈述的信赖

Each Party acknowledges that the other Parties entered into this Contract in reliance upon the above warranties and representations given by such Party hereunder.

每一方承认，其他各方系信赖该方作出的保证和陈述而签订本《合同》。

8.3	Indemnity/赔偿

Each Party shall, unconditionally and irrevocably, indemnify the other Parties, and hold the other Parties harmless from against all losses, expenses and liabilities (including legal fees) arising from a breach of any of the representations and warranties by such Party or that any warranty and representation given by such Party is untrue, inaccurate or misleading, without prejudice to any other rights or remedies that the other Parties may have.

每一方应无条件和不可撤销地向其他各方赔偿其他各方因该方违反其任何保证和陈述或该方做出的任何保证和陈述不真实、不准确或误导而其他各方遭受的所有损失、开支和责任（包括法律费用）并使其他各方免受损失，且不影响其他各方可能拥有的其它权利或救济。

8.4	Independence of Warranties and Representations/保证和陈述的独立性

Each of the above warranty and representation shall be construed independently, and shall not be limited by any provision of this Contract or any other representation or warranty made to any Party.

上述每一项陈述与保证应独立解释，并不受本《合同》任何约定和对任何一方作出的其他陈述和保证的限制

9.	RESPONSIBILITIES OF THE PARTIES/各方责任

9.1	Undertakings of the Parties/各方承诺

9.1.1	Each Party shall exercise all voting rights and other powers of control available to it so as to procure (so far as each is respectively able by the exercise of such rights and powers) that at all times during the continuance of this Contract the provisions of this Contract are duly and promptly observed and given full force and effect according to its spirit and intention.

每一方应行使所有的表决权及其享有的其他控制权，以使得在本《合同》存续的所有时间本《合同》规定均可依据其精神和意图得以正式且迅速地遵守和全面有效（在行使上述权利和权力可达到的范围内）。

9.1.2	Each Party shall in a timely manner take all measures which are necessary or appropriate to implement the provisions of this Contract and the transactions contemplated herein, and shall at all times act in good faith with respect to the obligations incurred by it hereunder.

每一方应及时采取实施本《合同》条款以及本《合同》拟议交易所必要或适当的所有措施，并且应始终诚信履行其在本《合同》项下的义务。

9.1.3	Notwithstanding any other provision hereof, should any law or regulation, or any governmental ruling, order, policy, or request effectively restrict any Party from implementing this Contract or the operations contemplated herein, then such Party shall use its best reasonable efforts to reduce the effect of such restriction.

即使本《合同》另有其他规定，如果任何法律或法规或任何政府规章、命令、政策或要求实际限制任何一方履行本《合同》或实施本《合同》拟议的交易，该一方应尽其最大努力减少该等限制的影响。

9.1.4	Each Party covenants and agrees to execute and deliver, and procure to be executed and delivered, all such documents, and do, and procure to be done, all such acts and things as required to be executed or done according to relevant laws and accounting principles, and/or as the other Parties may reasonably require, in order to better evidence or perfect or effectuate any provision of this Contract, of any agreement, schedule or other document executed pursuant to this Contract or any of the respective obligations intended to be created hereby and thereby.

每一方承诺并同意，签署并送达以及保证签署并送达，采取以及保证采取，有关法律和会计原则和/或其他一方可能合理要求应签署的所有文件以及采取的所有行动和措施，以更好地证明或完善或实行本《合同》和根据本《合同》签署的任何协议、附件或其他文件的任何规定或本《合同》以及根据本《合同》签署的任何协议、附件或其他文件项下的任何义务。

9.2	Responsibilities of CH-AUTO/长城华冠的责任

In addition to its other obligations under this Contract, CH-AUTO shall:

除本《合同》规定的义务外，长城华冠还应：

(a)	act and cause its Directors and representatives in the Joint Venture to act at all times in good faith with respect to all matters relating to the Joint Venture and this Contract;

就与合资公司和本《合同》有关的所有事项，始终善意地作出行为并促使其在合资公司的董事和代表始终善意地作出行为；

(b)	make its best efforts to assist the Joint Venture in obtaining and maintaining all governmental, administrative and regulatory approvals, permits, licenses, registrations and records necessary for the establishment and operations of the Joint Venture;

协助合资公司取得并维持所有为合资公司成立和运营所必需的政府、行政和监管方面的批准、许可、证照、登记和备案；

(c)	assist the foreign directors and personnel of both GFG and the Joint Venture to obtain all necessary entry visas, travel documents and work permits;

协助GFG和合资公司的外籍董事和员工取得所有必须的入境签证、旅行证件和工作许可证；

(d)	handle other matters entrusted by the Joint Venture and as agreed from time to time by the other Parties.

办理合资公司委托且由其他各方不时同意的其他事宜。

9.3	Responsibilities of GFG/GFG的责任

In addition to its other obligations under this Contract, GFG shall:

除本《合同》规定的义务外，GFG 还应：

(a)	act and cause its Directors and representatives in the Joint Venture to act at all times in good faith with respect to all matters relating to the Joint Venture and this Contract;

就与合资公司和本《合同》有关的所有事项，始终善意地作出行为并促使其在合资公司的董事和代表始终善意地作出行为；

(b)	assist the Joint Venture, if requested, to procure from abroad equipment, supplies and other materials which the Joint Venture considers should be imported;

协助合资公司（如要求）从国外获得合资公司认为应进口的设备、供应品和其他材料；

(c)	assist the Joint Venture as requested to recruit expatriate personnel;

按要求协助合资公司聘用外籍员工；

(d)	handle other matters entrusted to it by the Joint Venture and as agreed from time to time by the other Parties.

办理合资公司委托且由其他各方不时同意的其他事宜。

10.	BOARD OF DIRECTORS/董事会

10.1	Establishment/设立

The Board shall be established on Establishment Date.

董事会应在成立日的当天设立。

10.2	Composition and Term/组成及任期

10.2.1	The Board of the Joint Venture shall consist of three (3) Directors, of which two (2) Directors shall be appointed by CH-AUTO and one (1) Director shall be appointed by GFG.

合资公司董事会应由三（3）名董事组成，其中二（2）名董事由长城华冠委派，一（1）名由GFG委派。

10.2.2	Directors shall each be appointed for a term of three (3) years and may serve consecutive terms if re-appointed by the Party originally appointed such Director. The term of the initial Director shall commence on the date of establishment of the Board.

每名董事任期三（3）年，经原委派一方的再委派可连任。第一届董事的任期应自董事会设立之日起算。

10.2.3	Any Party may at any time remove and/or replace for any reason any Director(s) appointed by such Party by giving written notice to the other Parties and the Board of the Joint Venture.

任何一方可随时因任何原因经书面通知其他各方和合资公司的董事会免除和/或更换其委派的任何董事。

10.2.4	If a seat on the Board is vacated by the removal, replacement, retirement, resignation, illness, disability or death of a Director or for any other reasons, the Party which originally appointed such Director is entitled to appoint a replacement Director to serve out such Director’s remaining term.

如果董事会因董事被免职或更换，或退休、辞职、患病、丧失工作能力或任何其他原因而出现空缺，原委派方应委派替换董事以完成该等剩余任期。

10.3	Chairman of the Board/董事长

10.3.1	The Board shall have one (1) Chairman. A Director appointed by CH-AUTO shall serve as the Chairman of the Board ("Chairman").

董事会应设一（1）名董事长。长城华冠委派的一名董事应担任董事长（“董事长”）。

10.3.2	The Chairman of the Board shall be the legal representative of the Joint Venture. If the Chairman is unable to perform his/her duties for any reason, the Board shall delegate another director to perform such duty. The Chairman and whoever performs the duties of the Chairman shall represent the Joint Venture externally within the scope of authorization of the Board and shall not take any action binding the Joint Venture without authorization of the Board.

董事长是合资公司的法定代表人。董事长因故不能履行其职责，董事会应授权另一名董事履行该等职责。董事长以及代董事长履职的任何人应在董事会授权范围内对外代表合资公司，并且非经董事会授权不得作出可约束合资公司的任何行为。

10.4	Powers of the Board/董事会的权力

10.4.1	The Board shall be the highest authority of the Joint Venture and shall decide all major issues of the Joint Venture.

董事会是合资公司的最高权力机构，并且决定合资公司的一切重大事项。

10.4.2	Board resolutions on the following matters shall be adopted by the unanimous vote of all the Directors present and voting in person, by tele-conference or video-conference or by proxy, at a duly convened Board meeting:

董事会就下述事项作出决议，须经亲自、通过电话或电视会议、或通过代理人出席正式召集的董事会会议、并投票的董事的一致通过：

(a)	amendments of the Articles of Association of the Joint Venture;

修改合资公司的《章程》；

(b)	extension, suspension, termination, liquidation or dissolution of the Joint Venture;

合资公司的延期、暂停、终止、清算或解散；

(c)	increase, decrease, transfer, assignment or pledge of the Registered Capital of the Joint Venture; and

合资公司注册资本的增加、减少、转让或质押；及

(d)	merger or division of the Joint Venture.

合资公司的合并或分立。

(e)	change of the business scope of the Joint Venture.

公司经营范围的变更

(f)	the purchase of capital equipment, land use rights, buildings or other assets other than such purchases made in accordance with the operating budget approved by the Board for an amount over 30% of net asset value of the Joint Venture;

金额超出合资企业净资产30%的购置资本性设备、土地使用权、建筑物或其他资产，依据董事会批准的营业预算进行的上述购置行为除外;

(g)	the sale, transfer or other disposition of, or the granting of an encumbrance over, all or substantially all of the tangible and intangible assets of the Joint Venture or the giving of any financial guarantee by the Joint Venture for the obligations of any third party for an amount over 30% of net asset value of the Joint Venture;

金额超出合资企业净资产30%的出售，转让或以其他方式处置公司的全部或绝大部分的有形资产和无形资产，或在其上设立他项权，或公司给任何第三方提供任何财务担保;

(h)	the review and approval of the Joint Venture’s annual budgets and financial reports, annual profit distribution plan;

审批合资公司年度预算和财务报告、年度利润分配计划;

(i)	the bank overdrafts and bank loans over 30% of Registered Capital taking into account the stock of outstanding debit on the day when the overdrafts and/or loans are taken from the bank;

任何银行透支或银行借款，导致拟透支或借入款项与累计未偿还债务总额超过注册资本的30%

(j)	the appointment of the Joint Venture’s independent auditor;

任命合资公司的独立审计机构；

(k)	the review and approval of the Joint Venture’s multi annual budget plan (i.e. three or five years budget plan), as amended from time to time;

审批合资公司的多年预算计划（如三年或五年的预算计划），以及不时修订的版本;

(l)	decisions on the appointment, compensation, discipline and dismissal of General Manager and the Management Personnel ;

决定总经理及管理人员的聘任、报酬、处分以及解聘;

(m)	the establishment of branch offices and liaison offices in PRC and abroad pursuant to Applicable Laws;

根据适用的法律在中国和国外设立分公司和联络处;

(n)	creating or investing in any new subsidiaries or entering into any joint ventures;

建立或投资于任何新的子公司或设立任何合资/合营机构；

(o)	sale/lease or transfer of the entire business;

出售/出租或转让整体业务;

(p)	approval of important management policities which may cause effect for an amount over 30% of net asset value of the Joint Venture;

批准公司的可能影响公司30%净资产值的重要管理制度;

(q)	approval of insurance plan;

公司保险计划的批准;

(r)	the execution by the Company of any contract with a Party, an Affiliate of a Party, and any amendment thereto for an amount over 30% of net asset value of the Joint Venture; and

合资公司与本合同任何一方或其关联公司签订任何合同、或其修订; 以及

(s)	any other matter which in accordance with the provisions of this Contract or Articles of Association requires unanimous Board approval, or which the Board by unanimous affirmative vote determines shall be adopted only by unanimous Board approval.

依照本合同或章程规定须经董事会通过一致决议批准的其他事宜，或者根据董事会一致决议规定，须由董事会一致决议批准的其它事宜。

10.5	Board Meetings/董事会会议

10.5.1	The first Board meeting shall be held within Thirty (30) days following the Establishment Date. The agenda for the first Board meeting shall include, without limitation, (i) appointment of the General Manager and other senior management personnel; and (ii) the development plan of the Joint Venture, the intermediate and/or long term Business Plans. Board meetings generally shall be held at the legal address of the Joint Venture or such other address in the PRC or in Italy or any other location as is designated by the Board.

第一次董事会会议应于成立日后的三十（30）日内召开。第一次董事会会议的议程应包括（但不限于）(i) 批准聘请总经理及其他管理人员; (ii) 公司发展规划和中长期经营计划。董事会会议通常在合资公司的法定地址或董事会另行制定的境内其他地址或意大利或境外其他地址召开。

10.5.2	Ordinary Board meetings shall be held at least one times each calendar year, the date of which shall be set by the Chairman. Upon written request of at least one-third (1/3) of the Directors, the Chairman may convene interim Board meetings.

董事会普通会议应每年至少召开一次，召开日期应当由董事长决定。经至少三分之一（1/3）董事书面要求，董事长可召开临时董事会会议。

10.5.3	Board meetings shall be convened and presided over by the Chairman. If the Chairman is unable to perform his duties for any reason, another Director designated by at least half of the shall convene and preside over the meeting.

董事会会议应由董事长召集并主持。若董事长因故不能履行职责，应召集并主持会议。

10.5.4	Board meetings may be held via telephone or other electronic audio or video means so long as all participating Directors or their proxies can talk to and are able to hear each other, and present by a Director or his/her proxy by such means shall constitute presence of such Director of his/her proxy at a meeting.

董事会会议可通过电话或其他电信音频或视频设施举行，只要所有与会董事或其代理人可相互对话并且能听见彼此发言，以该等方式参加的董事或其代理人应构成该董事或其代理出席会议。

10.5.5	The working language of the Board meeting shall be Chinese/English, with support of a translator, if requested by any Director.

董事会会议的工作语言应为中文/英文，如有董事要求，可由一名翻译提供支持。

10.5.6	The General Manager is entitled to attend the meetings of the Board, even if he/she is not a Director. The General Manager, however, does not have the right to vote at Board meetings unless she/he also is a Director.

即使并非董事，总经理也有权出席董事会会议，但无权在会议上投票，除非其是一名董事。

10.6	Notice and Agenda/通知与议程

10.6.1	The place, time, manner and agenda of a Board meeting shall be determined by the Chairman after consultation with all the Directors. Written notice of a Board meeting indicating the proposed place, time, manner and agenda of such Board meeting (together with where practicable all documents to be circulated or presented to the same) shall be prepared and delivered to each of the Directors by Chairman in both English and Chinese. Notices, in the case of regular Board meetings, shall be sent at least ten (10) days prior to such meeting, and, in the case of an interim Board meeting, at least five (5) days prior to such meeting. Requirements with respect to the time limit for notices may be waived or adjusted by all unanimous consent of all Directors in writing.

董事会会议的地点、时间和议程由董事长经与所有董事协商确定。写明提议地点、时间、方式和议程的中英文董事会书面通知（可行的话，连同将发给或提交给董事的所有文件）应由董事长起草并发给所有董事。定期董事会会议的通知应在会议前至少十（10）日发出，临时董事会会议的通知应在会议前至少五（5）日发出。所有董事可书面一致同意豁免或调整本条通知时限要求。

10.6.2	Board meetings shall take place in the location by such methods and at such times in accordance with the notice and agenda provided pursuant to Article 8.6.1, and each matter that arises shall be discussed and put to a decision by way of resolution. No Board resolution shall be adopted at a meeting of the Board on any matter which has not been specified on the agenda contained in the notice for such meeting.

董事会会议应按照根据第8.6.1条规定提供的通知和议程中规定的地点、方式和时间进行。议程之上的每一事项，均应讨论并以通过决议的方式形成决定。董事会不得就未包含在的会议通知的会议议程外的任何事项做出任何决定。

10.7	Quorum/法定人数

10.7.1	Two-thirds of all the Directors (namely no less than two (2) Directors and shall include at least one (1) GFG Director) present in person (or any other means such as tele-conference or video-conference) or by proxy, shall constitute a quorum for any Board meeting. Any resolution reached in a Board meeting which does not meet the above-mentioned quorum shall be null and invalid.

三分之二的董事（即至少二（2）名董事且应至少包含一名GFG 董事）亲自（或通过电话、电视会议等任何其他方式）或通过代理人出席，构成任何董事会会议的法定人数。在未达到前述法定人数召开的董事会会议上所达成的任何决议均应无效。

10.7.2	With respect to a Board meeting, if a quorum is not attained for the holding of a Board meeting, then that Board meeting shall be adjourned and shall be held five (5) Business Days later at the same time and place or under the same form, and notice and agenda regarding such adjourned Board meeting shall be sent to each Director pursuant to Article 10.6.1 again. At such reconvened meeting, any Director absent from such reconvened meeting without having appointed a proxy shall be deemed to have waived its voting right and further shall be deemed present for purposes of quorum and for calculating the number of Directors attending the meeting. At such reconvened meeting only the affirmative vote of each and every Director of the Board present in person or by telephone or videoconference or by proxy shall be taken into account for calculating the majority.

如果任何董事会会议未达到上述规定的法定人数，则该等董事会会议应延期五（5）个工作日在相同时间和地点或以同样的方式召开，关于该等延期董事会会议的通知和议程应根据第10.6.1条规定再次发给每位董事。在该等重新召开的会议，任何缺席且未委派代理人参加该等重新召开的会议的董事，应被视为已经放弃了表决权，并且应被视为为法定人数以及为计算与会董事人数之目的参加了会议。在重新召开的会议上，为计算简单多数票，仅应考虑每位亲自、或以电话或电视会议或通过代理人参加会议的董事的赞成票。

10.8	Written Resolution/书面决议

10.8.1	Resolutions of the Board may be adopted by written resolution, so long as a document (which expression shall include a facsimile of the document) containing such resolutions is signed, or different counterparts of such a document are signed, by all Directors. The date of the adoption of such resolutions shall be the last date on which the document (or a counterpart thereof) is signed by a Director. Written resolutions adopted pursuant to this Article 8.8.1 shall have the same effect as resolutions adopted at Board meetings held by the Directors in person.

董事会可通过书面形式表决，前提是该决议（包括该决议的传真件）或该决议多份复件由所有董事分别签署。决议的通过日期应为最后一名董事签署文件（或文件的一份复印件）的日期。根据本第8.8.1条通过的书面决议与董事亲自出席董事会会议通过的决议具有相同效力。

10.9	Proxy/代理人

10.9.1	Each Party has the obligation to ensure that the Directors it appoints are present at any Board meeting in person or by telephone or videoconference or by proxy.

每一方有义务确保其委派的董事亲自或通过电话或电视会议或代理人出席所有董事会会议。

10.9.2	If a Director is unable to participate in person or by telephone or videoconference in a Board meeting, he/she must appoint a proxy to represent him at such meeting and to vote thereat on his behalf. Every appointment of a proxy shall be in writing signed by the Director by whom it is made and shall be sent or delivered to the Chairman at or prior to commencement of such meeting. A Director may be appointed as a proxy of only one Director. A proxy shall for each resolution, have one vote for the Director he represents and one vote for himself if he is also a Director in his own capacity. A proxy so appointed shall vote on behalf of, and in accordance with the instructions of, the Director he represents.

董事不能亲自或通过电话或电视会议出席董事会会议，可委派代理人代表其出席该次会议，并代表其在该次会议上投票。代理人应以书面方式委派，并应由委派代理人的董事签署委托书。委托书应在该次会议开始时或之前发送或送达董事长。一位董事可仅由一位董事委派为代理人。对于每项决议，一名代理人应为其所代表的每位董事拥有一票投票权；如果该代理人亦是董事，则其为其自身拥有一票投票权。代理人应根据其所代表的董事的指示，代表该董事投票。

10.10	Voting Rights/表决权

10.10.1	Each Director present in person, by telephone or videoconference or by proxy shall have one (1) vote. No Director shall have any additional or casting vote.

每名亲自或通过电话或电视会议或代理人出席会议的董事只有一（1）票表决权，任何董事均无任何额外表决权或决定性表决权。

10.11	Minutes/会议记录

10.11.1	Save as otherwise decided by the Board, the Parties shall procure a secretary of the Joint Venture to attend every Board meeting (in person or through tele-conference or video-conference) and to record the decisions and the result of voting thereon, and prepare, within ten (10) Business Days of any meeting, minutes in English and Chinese of such meeting, including attachments and exhibits thereto, and send copies thereof to each Director. The minutes shall contain the names of those present (in person or by any other means, such as tele-conference or video-conference) and represented and the decisions and resolutions adopted.

除董事会另有决定外，各方应让合资公司的一位秘书（亲自或通过电话或电视会议）参加每次董事会会议，记录会议决定以及表决结果，并且在会议后十（10）个工作日内准备包括附件的中英文会议记录，然后将该会议记录的复印件发给每位董事。会议记录应记录（亲自或通过电话或电视会议等其他方式）出席或被代表出席人员的名字以及会议上作出的决定和决议。

10.11.2	Meeting minutes of a Board meeting shall be signed within twenty (20) days from the date of the meeting by all Directors then present at the relevant meeting in person, by telephone, video-conference or proxy and be filed in a minute book (the “Minute Book”) that shall be kept at the Joint Venture's legal address.

董事会会议记录应由当时亲自或通过电话或电视会议或通过代理人出席有关会议的全部董事于董事会会议召开日后的二十（20）日内签字，收入会议记录册（“会议记录册”）并保存于合资公司的法定地址。

10.11.3	The General Manager's office shall keep and preserve Minute Book. In addition to containing the minutes of each Board meeting and each written Board resolution, the Minute Book will also record the appointment, replacement and resignation of each Director, each person entrusted as a proxy to act for any Director and contain documents relating thereto, and will also contain the notice and agenda dispatched in respect of each Board meeting and other documents submitted to the Board.

会议记录册由总经理办公室保存。除应包括每次董事会会议的记录和每份书面决议外，会议记录册还应记录各董事的任命、更换和辞职、受托作为董事代表出席会议的人员、以及与之有关的文件，还应包括每次董事会会议发出的会议通知、议程及提交董事会的其他文件。

10.11.4	The Minute Book shall be available for inspection and copying by any Director or his authorised representative at all reasonable times and every Director shall be furnished with a copy of all signed minutes. The Joint Venture shall facilitate such inspections and photocopying.

会议记录册应在合理时间供任何董事或其授权代表查阅和复印。每位董事应得到该已签字会议记录的一份副本。合资公司应为查阅和复印提供方便。

10.12	Deadlock/僵局

10.12.1	If for whatever reason, including failure to reach the required quorum for the Board meeting or any Director has failed or refused to give his/her vote, the Board fails to decide on any of the matters set out under Article 8.4.2 at not less than 2 (two) consecutive duly convened Board meetings, and a Party notifies the other Parties in writing (“Deadlock Notice”) within five (5) Business Days following the second Board meeting of the deadlock and its circumstance, a deadlock (“Deadlock”) shall be deemed to have occurred.

如在任何董事会会议上，参会董事未能达到法定人数或合资公司董事未能就本合同8.4.2条下事项达成一致同意，或未能就本合同8.4.3条下事项达成简单多数同意，且连续召开两（2）次正式的董事会会议后仍未解决，则视为产生了僵局（“僵局”）。任何一方有权在第二次董事会会议后五（5）个工作日内书面通知其他各方（“僵局通知”）该等僵局及其情况。

10.12.2	Within fifteen (15) Business Days of delivery of the Deadlock Notice, the outstanding issue or issues concerning the Deadlock shall be then referred to the directors of the board and senior managing officers of the Parties for discussions.

发送僵局通知后的十五（15）个工作日内，未决事项或与僵局有关的事项应提交给各方董事及高级管理人员协商。

10.13	Resolution of Deadlock/僵局的解决

10.13.1	If discussions among such directors and senior managing officers of the Parties fail to result in a jointly agreed decision on the discussed matter within sixty (60) Business Days since the date of service of the Deadlock Notice and the exit procedure described here below will apply.

如果自发送僵局通知之日起六十（60）个工作日内，上述各方董事及高级管理人员经协商未能就讨论事项达成一致决定，则适用下述规定的退出程序。

(a)	if one (1) Party or more Parties desire to carry on the business of the Joint Venture as a going concern, one Party may sell its Equity Interest to the Party or Parties desiring to carry on the business of the Joint Venture in accordance with Article 21.1; or

如果一方或各方愿意把合资公司作为一家继续经营的企业继续开展合资公司业务，一方可依照第21.1条的规定将其权益出售给愿意继续开展合资公司业务的一方或几方；或

(b)	if no Party wishes to continue the business of the Joint Venture as a going concern, the provisions of Article 22.1 shall apply; or

在没有一方愿意把合资公司继续经营下去的情况下，则适用第22.1条的规定；或

(c)	failing all of the foregoing, the matter shall be submitted for resolution in accordance with Article 26.2 of this Contract.

在上述办法均不成功的情况下，各方应按本《合同》第26.2条规定的方式解决。

10.13.2	All Parties shall continue to perform their obligations under this Contract during the period of Deadlock.

在僵局期间，各方应继续履行各自在本《合同》项下的义务。

10.14	Miscellaneous/其他

10.14.1	The Directors shall not receive any compensation or fee for their services, however the Joint Venture shall reimburse to each Director reasonable travelling expenses incurred by him/her for attending meetings of the Board of Directors, as applicable.

董事不得为其履职收取任何报酬或费用，但合资公司应补偿董事产生的有关参加董事会会议的合理差旅费用，如适用。

10.14.2	Each of the Parties undertakes and agrees that at all times during the term of this Contract, it shall do all things necessary and shall take or shall procure the passing of all required Board's resolutions and the taking of all other actions which may from time to time be necessary with respect to the conduct of the affairs of the Joint Venture and to give effect to the provisions of this Contract generally, including without limitation, to ensure that the Directors it appoints are present at each duly convened Board meeting, to give all necessary directions to its appointed Directors to ensure that full and complete effect in all respects is given to the provisions of this Contract.

各方各自承诺并同意，在本《合同》期限内，其应就开展合资公司事务及实施本《合同》的规定，始终做所有必需的事情、通过或促使通过所有需要的董事会决议、以及采取不时必需的所有其他行动，包括但不限于确保其委派的董事出席每个正式召开的董事会会议，向其委派的额董事给予所有必须的指示，以确保本《合同》的规定在所有方面具备完全充分的效力。

10.14.3	The Joint Venture shall indemnify each Director against all claims and liabilities incurred by reason of him/her being a director of the Joint Venture, provided that the Director’s acts or omissions giving rise to such claims or liabilities do not constitute intentional misconduct or gross negligence or a violation of criminal laws.

合资公司应赔偿每位董事因其担任合资公司董事而发生的所有索赔和责任，但导致该等索赔或责任的董事的行为或过失不得是故意的不当行为或重大过失或违反刑事法律。

11.	SUPERVISOR/监事

11.1	Appointment of Supervisor/监事的委派

The Joint Venture shall have one (1) supervisor (“Supervisor”) appointed by CH-AUTO. The term of office of a Supervisor shall be three (3) years and may serve consecutive terms.

合资公司应设一（1）名监事（“监事”），由长城华冠委派。监事任期为三（3）年，任期届满，连选可以连任。

11.2	Functions and Powers/职权

The Supervisor shall exercise the following functions and powers:

监事应行使下述职权：

(a)	examining the financial affairs of the Joint Venture;

检查合资公司财务

(b)	supervising the acts of the Directors and Management Personnel when performing their duties for the Joint Venture; requesting for rectification of conducts of any Director or any member of Management Personnel if such conducts have harmed the interests of the Joint Venture; and proposing to dismiss any Director or any member of Management Personnel violating the laws, administrative regulations, this Contract, the Articles of Association or the resolutions of the Board;

对董事、管理人员执行公司职务的行为进行监督；当董事、管理人员的行为损害合资公司的利益时，要求董事、管理人员予以纠正；对违反法律、行政法规、本《合同》、《章程》或者董事会决议的董事、管理人员提出罢免的建议；

(c)	attending the meetings of the Board as a non-voting attendee and making inquiries or suggestions to the matters to be resolved by the Board;

监事可以作为无表决权观察员列席董事会会议，并对董事会决议事项提出质询或建议

(d)	proposing convention of interim Board meetings

提议召开临时董事会会议；

(e)	making proposals to the shareholders;

向股东提出提案；

(f)	initiating any legal proceedings against any Directors or Management Personnel as provided under PRC Law; and

依照中国法律的规定，对董事、管理人员提起诉讼；及

(g)	other functions and powers as designated by the Parties from time to time.

各方不时确定的的其他职权。

11.3	Expenses/费用

The expenses necessary for the Supervisor to perform his duties shall be borne by the Joint Venture.

监事履行职责的必要费用由合资公司承担。

12.	MANAGEMENT OF THE JOINT VENTURE/合资公司的管理

12.1	Management Organization/管理组织

The Joint Venture shall adopt a management system comprised of Management Personnel, who shall be responsible for the day-to-day operation and management of the Joint Venture, and shall report to and be under the leadership and direction of the Board.

合资公司应采取由管理人员组成的管理制度，管理人员负责合资公司日常经营和管理工作，向董事会报告并接受董事会的领导和指示。

The Management Personnel shall initially include one (1) General Manager, one (1) Chief Designer, one (1) Marketing Manager, one (1) Human Resources Manager, one (1) Financial Manager, one (1) Engineering Manager, one (1) Styling Manager and one (1) Project Manager. The composition of Management Personnel may be adjusted by the Parties from time to time.

管理人员初期包括一（1）名总经理、一（1）名首席设计师、一（1）名市场经理、一（1）名人事经理、一（1）名财务负责人、一（1）名工程经理、一（1）名造型经理和一（1）名项目经理。管理人员的组成可由各方不时调整。

12.2	Nomination and Appointment of Management Personnel/管理人员的提名和任命

The Management Personnel shall be nominated as per following rules:

管理人员应按下述规定提名：

(a)	Chief Designer general leading the styling and engineering design work of the Joint Venture Mr. Fabrizio GIUGIARO shall take up the post;

合资公司首席设计师负责总体领导合资公司的造型及工程设计工作，由乔治亚罗先生担任；

(b)	General Manager (with daily operational responsibilities and mainly focus on technical and design) ), Styling Manager (mainly focus on styling design), Project Manager (mainly focus on projects management) shall be nominated by GFG;

总经理（负责日常经营，主要负责技术和设计），造型经理（负责造型设计），项目经理（负责项目运营）应由GFG委派；

(c)	Marketing manager (mainly focus on marketing and promotion), Human Resources Manager (mainly focus on human resources management), Financial Manager (i.e. the person in charge of finance), Engineering Manager (mainly focus on engineering design) shall be nominated by CH-AUTO;

市场经理（负责市场营销和推广）、人事经理（负责人事管理）、财务经理（即财务负责人）、工程经理（负责工程设计）应由长城华冠委派；

The General Manager shall, unless he/she becomes incapacitated, retires or is removed from office earlier by the Board, serve a term of three (3) years. The General Manager shall be eligible for reappointment for further terms.

总经理，除非其成为无民事行为能力人、退休或被董事会提前解聘，任期三（3）年。总经理可以连任。

Each Party agrees to cause the Directors appointed by it to approve all persons nominated to Management Personnel positions as sated above; provided, however, that each Party, though the director(s) it appointed, may veto the nomination of any candidate for a Management Personnel position if such candidate fails to meet the criteria ascribed to the position for which the candidate is nominated as may be provided in the Articles of Association or otherwise determined by the General Manager and the vetoing Party provides reasonable evidence of such failure.

各方同意，应促使其委派的董事同意各方提名的上述管理人员的任命。如果因候选人不符合合资公司公司章程中规定的要求或根据总经理的判断该候选人无法胜任的，任何一方可通过其委派的董事反对该位候选人担任管理人员职位，但须提供证明。

12.3	Responsibilities of General Manager/总经理的职责

The General Manager shall be responsible for the day-to-day operation and management of the Joint Venture and mainly focus on technical and production activities of the Joint Venture, including:

总经理应负责合资公司的日常运营和管理，主要负责合资公司的技术和生产活动，包括：

(1)	To implement each resolution adopted at the meetings of the Board and all the rules and regulations of the Joint Venture, and organize the business activities of the Joint Venture in compliance with the Articles of Association;

按照章程，执行董事会会议通过的各项决议以及实施合资公司的各项规定和制度，组织合资公司的经营活动；

(2)	To organize the preparation of development plans, annual business plans, business objectives and profit objectives of the Joint Venture and submit them to the Board for approval, and be responsible for implementation and fulfillment of them if approved by the Board;

组织编制合资公司的发展规划、年度经营计划，各项经营目标和利润目标， 送交董事会审议，并经董事会批准后负责执行和实施；

(3)	To lead the establishment of operational and management rules and regulations, financial system, labor and salary system, employee attendance checking system and employee award and punishment system of the Joint Venture and submit them to the Board for approval, and implement as such if approved by the Board;

主持制定合资公司的经营管理规章制度、财务制度、劳动工资制度、职工考勤及奖罚制度等草案提交董事会审议，经董事会批准后执行；

(4)	To propose and submit plans for funds raising, annual budget, final account and infrastructure construction of the Joint Venture and submit as such to the Board for approval, and oversee and control financial balance of the Joint Venture;

提出合资公司资金筹措、年度预算、决算草案、基建规划等交董事会审议批准，监督控制合资公司的财务收支状况；

(5)	To organize the preparation and implementation of the annual, quarterly and monthly production, development and operation schedules according to the business objectives and annual business plans approved by the Board, and be responsible for reaching each economic indicator raised by the Board;

按照董事会通过的经营目标和年度经营计划，组织编制年、季、月生产开发和经营进度表并组织实施，负责完成董事会提出的各项经济指标；

(6)	To be responsible for submitting work report to the Board on monthly basis;

每月向董事会提交当月工作报告；

(7)	To be responsible for submitting annual work report and other reports to the Board and accept inquiry from the Directors;

负责向董事会提出年度工作报告及其他报告，接受董事质询；

(8)	To submit statistic forms requested by each competent governmental authority;

按各政府主管部门的要求提交统计报表；

(9)	To be responsible for other operation and management assignments, have the full right to deal with relevant ordinary business within the scope of the Board’s authorization, sign and issue various documents in the name of the Joint Venture, and handle other matters entrusted by the Board；

负责做好其它应做的经营管理工作， 全权处理董事会授权范围内的有关正常业务，以合资公司的名义签发各种文件，处理董事会委托的其它事宜；

(10)	To approve the terms and substance of the labor contract, in accordance with the instructions and policies set out by the Board; and

根据董事会的指导方针，批准《劳动合同》的条款和内容；且

(11)	To suggest the Board to reappoint the Management Personnel other than the Chief Designer.

建议董事会重新任命除首席设计师以外的管理人员。

13.	Entitlement to Information and Reporting /获得信息和报告的权利

The Parties will have the right to be aware of and supervise the performance of the Joint Venture, as better explained here below.

各方将有权了解和监督合资公司的业绩，具体如下。

13.1	The Parties have expressly agreed that the Joint Venture will have to comply with the Business Plan, to be approved in writing by the Parties.

各方已明确同意，合资公司必须遵守由各方以书面方式批准的商业计划。

13.2	Consequently, the Parties are hereby entitled to be aware of and supervise the observance of the above mentioned Business Plans, with full access to the consultation and official copy of each document, bookkeeping, register and/or accounting record relating to the supervisory and/or reporting requirements. The supervisory activity may be performed by the Parties also by means of Third Party delegated professionals, whose access cannot be denied by the Joint Venture; in any event, the Parties undertake to perform such supervisory activity in full observance of the regular business activity, without excessive impediments as compared to the regular inconveniences deriving from a normal supervisory activity. The cost of such supervisory activity is to be borne by each Party.

因此，各方有权了解和监督上述商业计划的遵守情况，有权接触每份文件的磋商及得到每份文件的正式复印件，簿记，登记册和/或与监督和获得报告要求有关的会计记录。监督活动也可由各方通过第三方委派专业人员进行，合资公司不得拒绝其实施监督活动。在任何情况下，各方均承诺在充分遵守正常业务活动的情况下进行此类监督活动，与常规监督活动带来的常规不便相比，没有过多的障碍。此类监督活动的成本由各方自行承担。

13.3	In addition to the above, the Parties are also entitled to receive by the Joint Venture, on a quarterly basis, specific reports on the Joint Venture activity and the business performance, aimed at highlighting both interim balance-sheet and cash flow statement and cash-flow forecast. Reports shall disclose and explain item by item any material mismatching from the budget.

除此之外，各方还有权要求按季度收到合资公司提供的关于合资公司活动和业绩的具体报告，尤其是中期资产负债表和现金流量表及现金流量预测。报告应逐项披露和解释与预算的实质性差异。

13.4	The Parties agree that the Joint Venture will hire an audit firm that is consistent with the CH-AUTO (“Audit Firm”), the cost of auditing services is to be borne by the Joint Venture. If the Parties have any questions or any doubts about the data and information of such balance sheet and cash flow statement provided by the above-mentioned audit firm, the Parties are entitled to designate an external independent audit firm to recheck the financial data. The cost of the external recheck services of audit firms is to be borne by each Party

各方同意合资公司雇佣与长城华冠一致的审计公司（“审计公司”），审计费用由合资公司承担。如果各方对上述审计公司提供的资产负债表及现金流量表的数据和信息存在任何问题或疑问，各方也将有权指定外部独立审计公司对财务数据进行复核。外部审计公司复核服务的费用由各方自行承担。

14.	Marketing Principle/市场开拓原则

14.1	Non-exclusivity agreement /非排他性协议

Notwithstanding their best efforts, CH-AUTO and GFG will not be bound to any exclusive agreement nor obligation whatsoever among themselves and the Joint Venture.

虽然作出了最大的努力，长城华冠和GFG将不受任何排他性协议的约束，亦不受各方自身和合资公司之间的任何排他性义务的约束。

Precisely, if and whenever a client dislikes the other Joint Venture partner, or the Joint venture itself, CH-AUTO and GFG will be free to be operating in the Chinese market as stand-alone and independent firms.

确切地说，如果在任何时候客户不喜欢其他合资公司合作伙伴或合资公司本身，长城华冠和GFG将作为独自和独立公司在中国市场上自由运作。

14.2	Marketing Principle/市场开拓原则

In order to avoid misunderstandings on that, the Parties agree on the following general principles:

为了避免误解，各方同意下列一般原则：

14.2.1	if a Chinese client asks directly GFG for styling and/or workshop services, GFG will be free to directly supply the client, without dragging the Joint Venture in the project, if the client dislikes the Joint Venture or CH-AUTO for the engineering services despite GFG’s best effort;

如果中国客户直接要求GFG造型和/或工作室服务，尽管在GFG进行了最大的努力的情况下，如果客户仍不喜欢合资公司或者长城华冠提供工程设计服务，GFG将可以自由的为客户提供服务，而不必带合资公司进入项目。

14.2.2	if a Chinese client asks directly CH-AUTO for engineering services, CH-AUTO will be free to directly supply the client, without dragging the Joint Venture in the project, if the client dislikes the Joint Venture or GFG for styling and/or workshop services despite CH-AUTO’s best effort;

如果中国客户直接要求长城华冠工程设计服务，尽管在长城华冠进行了最大努力的情况下，如果客户不喜欢合资公司或者GFG提供造型和/或工作室服务，长城华冠将可以自由的为客户提供服务，而不必带合资公司进入项目。

14.2.3	if a Chinese client asks directly GFG for integrated styling-engineering-workshop services, GFG shall make its best effort to drag the Joint Venture in the project; but if the client dislikes the Joint Venture or CH-AUTO, GFG will be free to get the work directly or in alliance with another engineering firm;

如果中国客户要求GFG提供整体造型工程工作室服务，GFG应尽最大努力带合资公司进入项目，如果客户不喜欢合资公司或长城华冠，GFG 将可以自由的直接或者与其它工程设计公司联合获得项目。

14.2.4	if a Chinese client asks directly CH-AUTO for integrated styling-engineering-workshop services, CH-AUTO shall make its best effort to drag the Joint Venture in the project; but if the client dislikes the Joint Venture or GFG, CH-AUTO will be free to get the work directly or in alliance with another styling firm.

如果中国客户要求长城华冠提供整体造型工程工作室服务，长城华冠应尽最大努力带合资公司进入项目，如果客户不喜欢合资公司或GFG，长城华冠将可以自由的直接或与其它造型设计公司联合获得项目。

14.3	Marketing Budget/市场开拓预算

For avoidance of any doubt, cost for the Joint Venture’s marketing will be forecasted in the Joint Venture’s budget.

为避免疑义，合资公司的市场推广的费用应预含在合资公司的预算中。

Free Marketing/自由的市场开拓

Each of the Parties and the Joint Venture may practice free marketing for its own benefits in PRC. However, neither GFG nor CH-AUTO may establish or invest in any joint venture company in China, other than the Joint Venture, which running the same business or similar business with the Joint Venture.

协议任意一方及合资公司均可为其个体利益自由在中国市场范围内进行市场拓展。然而，无论GFG及长城华冠均不可在中国境内成立或投资任何与合资公司经营相同或类似业务范围的合资公司。

If GFG or CH-AUTO:

如果GFG或者长城华冠：

- were offered to setup another Joint Venture in China running the same business or similar business of the Joint Venture,

- 被要求与他人在中国设立与合资公司经营相同或者类似业务的其他合资公司，

and

且

- were likely to join such project

- GFG或者长城华冠有参与此类项目的可能性，

For joining such project, GFG or CH-AUTO shall obtain the other Parties’ written consent, and in the circumstance of the written consent has been issued, the other Parties may ask to terminate the Joint Venture.

为参加该项目，GFG或者长城华冠应当取得其他各方的书面同意，且在出具书面同意的情况下，其他各方有权终止合资公司。

15.	PERSONNEL AND LABOUR MANAGEMENT/员工和劳动管理

15.1	Governing Principle/指导原则

Matters relating to the recruitment, employment, management, dismissal, resignation, wages, welfare benefits, subsidies, social insurance and other matters concerning the employees of the Joint Venture shall be determined by the Board in accordance with applicable laws and regulations of the PRC. The General Manager shall implement plans approved by the Board.

合资公司员工的招聘、雇用、解雇、辞职、工资、福利、补贴、社会保险以及其他与合资公司员工有关的其他事宜，应由董事会根据适用的中国法律法规决定。总经理应实施董事会批准的计划。

15.2	Labour Contracts/劳动合同

The employees of the Joint Venture shall be employed in accordance with the terms of individual employment contracts entered into between the Joint Venture and each individual employee. Such employment contracts shall be in a form and substance approved by the General Manager.

合资公司员工应依据其与合资公司签订的劳动合同而被合资公司聘用。劳动合同的形式和基本内容由总经理批准。

15.3	Compliance with Employment Laws/遵守劳动法

The Joint Venture shall comply with the rules and regulations of the PRC government concerning labour protection. Social insurance for the Joint Venture's employees shall be handled in accordance with PRC Law. The employees of the Joint Venture shall be entitled to establish a trade union organization and carry out trade union activities in accordance with the PRC law. The participation of employees in the trade union, or in its activities, shall be on a voluntary basis. The employees shall participate in trade union activities and shall do so on the premise that their participation does not hinder the business activities of the Joint Venture or the work of such staff members.

合资公司应遵守中国政府关于劳动保护的规章制度。合资公司员工的社会保险应按照中国法律办理。合资公司员工有权依照中国法律建立工会组织，开展工会活动。员工应依其自愿参加工会，或者参加活动。员工应参加工会活动，并且应在不妨碍合资公司经营活动或者员工工作的前提下开展工会活动。

16.	FINANCIAL, ACCOUNTING AND AUDIT SYSTEM/财务、会计和审计制度

16.1	Accounts, Records and Financial Statements/账目、记录、财务报表

16.1.1	The Joint Venture shall adopt the calendar year as its fiscal year, which shall begin on 1 January and end on 31 December of the same year, except that the first fiscal year of the Joint Venture shall commence on the date that the Joint Venture is granted its Business Licence and shall end on the immediately succeeding 31 December. The last fiscal year of the Joint Venture shall start on January 1 of the year of termination and end on the date of termination.

合营公司的财务年度应为公历年，自1月1日起至同年的12月31日止。但，合资公司的第一个会计年度应自营业执照核发之日起至同年的12月31日止。合资公司的最后一个会计年度应自公司终止年度的1月1日起至公司终止之日。

16.1.2	The Joint Venture shall adopt an accounting system consistent with Chinese Gaap, IFRS and applicable PRC Laws.

合资公司应采用符合中国一般公认会计原则、国际财务报告准则和适用中国法律规定的会计制度。

16.1.3	The Joint Venture shall keep true and complete accounts and other related records in accordance with PRC laws and regulations.

合资公司应根据中国法律法规的规定保存正确、完整的账目和其它有关记录。

16.1.4	All accounting records, vouchers, books and statements of the Joint Venture shall be prepared and kept in Chinese and English.

合资公司所有会计账簿、凭据、账目和报表应以中文和英文编写和保存。

16.1.5	The Joint Venture shall adopt Renminbi as its bookkeeping base currency and Euro or other foreign currencies as its supplementary bookkeeping currencies.

合资公司以人民币为记账本位币，以欧元或其它外币为辅助记帐货币。

16.1.6	Each Party shall have the right to examine and copy all books of account, record, vouchers, contracts and documents of any kind that are necessary or appropriate for monitoring the financial performance of the Joint Venture. Each Party may make such examination and copies during the Joint Venture’s normal business hours, provided that such examination and copying do not unreasonably interfere with the business operations of the Joint Venture. Each Party may exercise such rights through its agent or employee or by an independent accounting firm designated by the Party, at its own costs.

每一方应有权查阅、复制为监督合资公司的财务状况所须或适当的所有账簿、记录、凭证、合同及任何文件。每一方可在合资公司正常营业时间进行该等查阅和复制，但是该等查阅和复制不得不合理地干扰合资公司业务的开展。每一方可通过其代理人、雇员或该方聘用的独立会计事务所行使该等权利。

16.1.7	The annual, quarterly and monthly reports shall be prepared in accordance to Chinese Gaap and IFRS, approved and jointly signed by the General Manager and the Financial Manager and shall be prepared and kept in Chinese and English.

年度、季度和月财务报告应根据中国一般公认会计原则和国际财务报告准则编制，由总经理和财务经理批准和共同签署，并应以中文和英文编制和保存。

16.1.8	Major changes in accounting procedures and practices may be implemented only upon approval by the Board.

会计程序和实务方面的重大变更，须经董事会批准后方可实施。

16.1.9	Each accounts and financial statement in respect of the Joint Venture shall be true and complete and shall fairly represent the financial position of the Joint Venture as of the date thereof. All financial statements shall be prepared in accordance with Chinese Gaap, IFRS and relevant requirements of Chinese laws.

有关合资公司的每一份财务报表应为正确和完整的，并应公平地反映合资公司在该报表日期的财务状况。所有财务报表应根据中国一般公认会计原则和国际财务报告准则以及中国法律的有关要求编制。

16.2	Financial Manager/财务经理

16.2.1	The Financial Manager shall be responsible for the financial management of the Joint Venture.

财务经理负责合资公司的财务管理。

16.2.2	The Financial Manager shall formulate accounting systems and financial administrative measure of the Joint Venture and submit to the Board for approval.

财务经理应制订合资公司的会计制度和财务管理措施，并报董事会批准。

16.2.3	The Financial Manager shall be responsible for preparing and maintaining the Joint Venture’s financial statements, records and accounts and the Joint Venture’s other financial affairs.

财务经理应负责编制并保存合资公司的财务报表、记录、账目并负责合资公司的其他财务事宜。

16.3	Financial Reports/财务报告

16.3.1	The Joint Venture shall furnish the Parties with general financial reports prepared in accordance with the Chinese Gaap and IFRS accounting standards and the applicable PRC laws and regulations, on a monthly basis, within fifteen (15) Days after each calendar month end, so that the Parties will continuously be informed of the Joint Venture's performance. Such financial reports shall include: (i) monthly profit and loss accounts and balance sheet; details of transactions between the Parties and the Joint Venture; and (iii) tax and treasury information. Monthly general financial reports shall be prepared only in the case the accumulated amount of orders of the last financial year is over 50.000.000 RMB.

合资公司应于每月（于每个公历月结束后的十五（15）日前）向各方提供根据中国会计原则和国际财务报告准则以及适用中国法律法律编制的一般财务报告，以便各方能够不断了解合资公司的运作状况。该等财务报告应包括：(i)每月损益表和资产负债表；(ii)各方与合资公司之间交易的详细情况；及(iii)税收和财务情况。月度一般财务报告应仅在合资企业过去一个财务年度的累积合同金额超过50,000,000元人民币时起提供。

16.3.2	The Joint Venture shall furnish the Parties and the Board with an annual financial report (in Chinese and English) (which shall include a statement of change in financial position, an audited profit and loss statement and a balance sheet for the fiscal year) prepared in accordance with the Chinese GAAP and the applicable PRC laws and regulations, within four (4) months after the end of the fiscal year, together with an audit report from the Audit Firm. And such report will be reviewd by an audit firm under IFRS Accounting Standards.

合资公司应在财年结束后的四（4）个月内向各方及董事会提供，根据中国会计原则以及适用的中国法律法规编制的年度财务报告（中英文，报告应该包括一个财务状况变动说明、经审计的财年损益表和资产负债表）以及审计公司的一份审计报告。且该报告将由一家会计师事务所适用国际财务报告准则进行复核。

16.3.3	The cost of IFRS review performed by an audit firm of the annual financial reports set out in Article 16.3.2 shall be borne by GFG for the amount exceeding the cap of a fixed amount in RMB. And the aforesaid fixed amount will be unanimously approved by the Board of Directors.

根据第16.3.2款所述之国际财务报告准则的复核费用超过特定金额标准的部分应由GFG承担，具体金额标准由董事会讨论并经全体一致同意通过。

16.4	Bank Accounts/银行账户

The Joint Venture shall, in accordance with Chinese laws, open Renminbi and foreign currency accounts with banks located in China. Subject to applicable law, the Joint Venture may also open foreign currency accounts outside China.

合资公司应根据中国法律，在中国境内银行开立人民币和外币账户。在遵守适用法律的前提下，合资公司也可在中国境外开立外币账户。

17.	TAXATION AND INSURANCE/税务和保险

17.1	Income Tax, Customs Duties and Other Taxes/所得税、关税和其他税项

17.1.1	The Joint Venture shall pay taxes in accordance with the relevant laws and regulations of PRC. Chinese and foreign employees shall pay individual income tax and social contributions in accordance with applicable Chinese laws and regulations.

合资公司将根据有关中国法律法规依法纳税。合资公司的中国和外籍员工应根据中国的相关法律法规缴纳个人所得税及社会保险等费用。

17.1.2	The Parties shall apply to obtain for the Joint Venture and the Parties the benefits of all applicable tax exemptions, reductions, privileges and preferences which are now or in the future become obtainable under PRC law or any treaties or international agreements to which PRC is or may become a party.

各方应为合资公司和各方申请获得，中国法律以及中国现在作为或可能成为签约方的任何契约和国际协议规定的、现在或将来可以获取的、所有适用于合资公司和各方的税收减免和优惠待遇。

17.2	Insurance/保险

The Joint Venture may, at its own cost and expenses, take out and maintain required insurance from a reputable insurance company authorized to do business in the PRC. The types, coverage, amounts and duration of insurance coverage shall be determined by the General Manager, subject to the written approval of the Board in the PRC in compliance with PRC law.

合资公司可以自付费用在一家信誉良好并有权在中国从事保险业务的保险公司投保。总经理在董事会的书面同意下按照中国相关法律决定保险种类、范围、保险金额和期限。

18.	DISTRIBUTION OF PROFITS/利润分配

18.1	Annual Allocation to Funds/按年提取各项基金

The Joint Venture shall make payments out of its after-tax income into statutory funds in accordance with applicable PRC laws.

合资公司应根据适用中国法律从税后利润中提取法定基金。

The amount to be allocated to statutory funds shall be determined by the Board based on the financial performance of the Joint Venture on a yearly basis, subject to applicable PRC laws and regulations.

法定基金提取的金额应由董事会每年根据合资公司的财务情况，在遵循适用中国法律和法规的情况下决定。

18.2	Profit Determination/确定利润

Subject to the provisions set out in Article 16.1, the profits of the Joint Venture, if any, shall be determined by the Board in accordance with the following principle:

在遵循第16.1条规定的情形下，合资公司的利润，应由董事会根据下列原则确定：

(a)	if the Joint Venture carries losses from previous years, the profit of the current year, if any, shall first be used to cover such losses. No profit shall be distributed unless the prior losses are made up;

如果合资公司在以前年度出现亏损，则本年度利润应先弥补合资公司以前年度亏损。在前年度亏损未充份弥补前，不得分配利润；

(b)	to pay enterprise income tax according to applicable PRC Laws;

按照适用中国法律缴纳企业所得税；

(c)	to make allocations to the statutory funds;

提取法定基金；

(d)	the profits retained by the Joint Venture and carried over from the previous years may be distributed together with the distributable profit of the current year, or after the losses of the current year are made up therefrom.

合资公司留存的利润以及以前年度未分配的利润，可与当年的可分配利润一同分配，或在弥补当年亏损之后分配。

18.3	Profit Distribution/利润分配

The profits to be distributed to the Parties shall be in proportion to the Parties' respective shares in the Joint Venture's Registered Capital.

向各方分配的利润应按照各方对合资公司注册资本出资的比例计算

The profit shall be distributed once every year, and the profit distribution ratio shall be no less than 10% of the distributable profits, unless the Board decides that a lower ratio or not to distribute profits for any particular year.

利润应每年分配一次，且利润分配比例不应低于可分配利润的10%，除非董事会决定更低的分配比例或在特定年度不分配利润。

The Parties shall procure their respective appointed Directors to cooperate with the adoption of Board resolutions with regard to profit distribution.

各方应确保其各自任命的董事就通过与利润分配有关的董事会决议进行合作。

19.	FOREIGN EXCHANGE/外汇

19.1	The Joint Venture shall handle its foreign exchange matters in accordance with applicable PRC laws and regulations as well as the provisions of this Contract and the Articles of Association.

合资公司应根据适用中国法律和法规以及本《合同》和《章程》的规定处理其外汇事宜。

19.2	All remittances of profits, fees and other monies to GFG shall be determined in Renminbi and made to a designated foreign bank account in Euro or other freely convertible foreign currencies as opened by GFG, subject to the provisions of the then applicable laws and regulations.

在遵循届时适用法律和法规的情形下，向GFG支付的所有利润、费用和其他款项应以人民币确定并以欧元或GFG指定的其他可自由兑换的货币支付至GFG指定的外国银行账户，

20.	CONFIDENTIALITY and intellectual Property/保密条款和知识产权

20.1	Confidentiality Obligation/保密义务

20.1.1	Each of the Parties acknowledges and agrees that the discharge of its obligations under this Contract and the Annexes hereto will involve the disclosure of Confidential Information.

每一方确认并同意履行其在本《合同》及其附件项下义务将涉及保密信息的披露。

20.1.2	During the Term of this Contract (including any extensions thereof) and for so long as the Joint Venture continues to exist, and for a period of five (5) years thereafter, or unless and until the information properly comes into the public domain other than by virtue of a breach of this Contract or required by law, each Party shall maintain the secrecy and confidentiality of any Confidential Information and shall use Confidential Information only for the purposes specified in this Contract and the Annexes hereto, and shall not disclose to any third party or person any Confidential Information at any time without the prior written consent of the Party disclosing such Confidential Information.

在本《合同》期限（包含任何展期）和合资公司存续的期限内，以及合资期限到期后五（5）年内，或者除非且直至有关信息适当地进入公共领域为止（因违反本《合同》规定或法律要求而导致的除外），每一方应对任何保密信息予以保密，并且应仅为本《合同》及其附件规定之目的使用保密信息，且未经披露保密信息的一方事先书面同意，不得在任何时候向任何第三方或个人披露该保密信息。

20.1.3	The Parties shall cause their directors, staff, and other employees, and those of their Affiliates, also to comply with the confidentiality obligation set forth in Article 20.1.2 as above. The Party receiving Confidential Information, its Affiliates and the Joint Venture shall make Confidential Information available only to those of their personnel whose duties necessitate access to or familiarity with such Confidential Information.

各方应促使其董事、员工和其他雇员及其关联方的董事、员工和其他雇员遵守上述第20.1.2条规定的保密义务。接收保密信息的一方及其关联方以及合资公司应仅向因职务需要获知或熟悉该保密信息的员工披露保密信息。

20.1.4	Without prejudice to the above Articles 20.1.1 to 20.1.3, the obligations contained in Article 18 shall not apply to the Confidential Information:

在不影响上述第20.1.1条至第20.1.3条规定的前提下，本第20条规定的义务不应适用于以下保密信息：

(a)	information that is or has become publicly known, otherwise than through a breach by a Party of its confidentiality obligation; or

非因一方违反保密义务的原因，为或已为公众所知的信息；

(b)	information, the disclosure of which is expressly authorized by the Party who provided or is concerned by such information in written;

提供信息或与信息有关的一方明确书面授权披露的信息；

(c)	information which is required to be disclosed by any court of competent jurisdiction or any regulatory authority to the jurisdiction of which any Party is subject (in this case the receiving Party shall notify the disclosing Party timely and promptly after it is required so by such court or regulatory authority, and shall endeavour to minimize the effect on the disclosing Party); or

任何一方受之管辖的任何有关司法管辖法院或监管机构要求披露的信息（在此情况下接收方应在司法管辖法院或监管机关要求后及时、充分地通知透露方，并尽力减少对透露方造成的影响）；或

(d)	information which is independently developed by the receiving Party without prior knowledge of any Confidential Information obtained from the disclosing Party (in this case the receiving Party shall present clear and demonstrable written records to prove).

接收信息一方在没有事先知晓从披露方处获得的任何保密信息的前提下，独立开发的信息（在此情况下接收方应提供清楚、明显的书面记录以证明）。

20.2	Return of Material. /资料返还

Upon the termination of this Contract or upon the Disclosing Party's request at any time, the Receiving Party shall (i) return to the Disclosing Party, or at the Disclosing Party's direction destroy, all materials (including any copies thereof) embodying Disclosing Party 's or the Joint Venture's Confidential Information and (ii) certify in writing to the Disclosing Party, within ten (10) days following the Disclosing Party 's request, that all of such materials have been returned or destroyed.

在本合同终止，或经披露方随时提出要求，接受方应(i)向披露方归还或经披露方要求销毁，包含披露方或合资公司保密资料的所有材料（包括其复印件），并且(ii)在披露方提出此项要求后十（10）日内向披露方书面保证其已经归还或销毁上述材料。

20.3	The Joint Venture’s Intellectual Property Rights/知识产权

20.3.1	Without a prior license agreement in writing, the Joint Venture shall not, in any way, use or benefit from any Party’s intellectual property rights.

未得到事先书面许可协议，合资公司不得以任何形式使用任何一方的知识产权或从中获利。

20.3.2	The use of a Party’s intellectual property rights in accordance with the license agreement shall not grant the Joint Venture any express or implied license or right in such intellectual property rights other than granted in the aforesaid license agreement in each instance, including without limitation any right or license to any trademark, copyright, patent,

根据许可协议就一方知识产权的使用在任何情况下不会授予合资企业任何就该等知识产权明示或默示的超出前述许可协议范围的许可或权利，包括但不限于对于任何商标、版权或专利权的权力授予或许可。

21.	JOINT VENTURE TERM/合资公司期限

21.1	Joint Venture Term/合资公司期限

The Parties hereby agree that the duration of the Joint Venture shall be thirty (30) years, commencing from the date of issuance of the Business License, unless earlier terminated or further extended as provided herein.

各方在此同意，合资公司的期间应为三十（30）年，自营业执照颁发之日开始计算，除非根据本《合同》规定提前终止或延长。

21.2	Extension of Joint Venture Term/合资公司期限延长

The term of the Joint Venture may be extended upon mutual consent of the Parties.

合资公司的期限可经各方一致同意而延长。

At least six (6) months prior to the expiration of the Term, the Parties shall hold consultation to discuss any extension thereof. If the Parties agree to extend the Term, the extension shall be approved by the Board in accordance with this Contract and the Articles of Association, subject to necessary record-filing with or approval by (where applicable) the Record-Filing/Approval Authority and registration with Registration Authority in compliance with the applicable PRC laws and regulations.

在合资公司期限到期前至少六（6）月个之前，各方应协商讨论期限的任何延长。如果各方同意延长期限，该等期限延长应由董事会根据本《合同》和《章程》的规定批准，且应按照适用中国法律和法规与备案/审批部门进行必要备案或批准（适用时）以及与登记部门进行必要登记。

22.	EARLY TERMINATION /提前终止

22.1	Events of Termination/终止事项

22.1.1	This Contract shall terminate upon expiration of the Term unless extended pursuant to Article 21.2.

除非根据第21.2条延期，否则本合同于合资期限到期时终止。

22.1.2	This Contract may be terminated at any time prior to expiration of the Term by the unanimous votes of Board meeting and by the mutual written agreement of the Parties.

合资期限届满前，各方可以通过董事会一致决定和签订书面协议形式终止本合同。

22.1.3	This Contract shall be terminated in respect of a Party if at any time, as a result of transfer of Equity made in accordance with this Contract and Articles of Association such Party ceased to own any Equity in the Joint Venture. Such termination shall not prejudice to any rights which the other Party may have against such Party prior to said termination.

若一方随时按照本合同及合资公司章程的规定转让股权，出现其不再拥有合资公司任何股权的情形时，本合同就该方终止，但并不影响另一方在合同终止前享有的对该方可主张的任何权利。

22.1.4	Either Party shall have the right to terminate this Contract prior to the expiration of the Term by sending written notice (“Termination Notice”) to the other Parties, if any of the following events (“Termination Events”) occurs:

如发生任何下列事项（“终止事项”），则任一方应有权向其他各方发出书面通知（“终止通知”）在合资公司期限到期前终止本《合同》：

(a)	any of the Parties ("Defaulting Party") is in material breach of this Contract or materily violates the Articles of Association of the Joint Venture and, where such default is capable of remedy, fails to remedy it within the Cure Period as defined under Article 26.1 after the service of a written notice from any Party ("Non-Defaulting Party") of such default (“Material Breach”);

任何一方（“违约方”）根本违反本《合同》，并且该违约可以进行补救，但违约方在接到合同其他方（“守约方”）书面通知后在补救期（下文第26.1条定义）内未对该违约行为作出补救（“根本违约”）；

For the avoidance of doubt, the violations of Article 4.3, Article 4.4, Article 5, Article 8, Article 9, Article 14.3 and Article 20, Article 30.4, Article 30.7 and Article 30.10 shall be regarded as Material Breach.

未免歧义，违反本合同第4.3条、第4.4条、第5条、第8条、第9条、第14.3条、第20条、第30.4条、第30.7条和第28.10条应视为对本合同的根本违约。

(b)	any of the Parties fails to make its capital contribution within the schedule provided for in this Contract and still fails to do so within a further 30-day period after the written notification by any Party;

任一方未能在《合同》约定的期限内缴纳其出资，且在其他任一方书面通知后三十天内仍未缴纳出资；

(c)	the Joint Venture, after a start-up period of three (3) years from the Establishment Date, has sustained permanent heavy losses exceeding twenty-five percent (25%) of the total Registered Capital per annum for two (2) consecutive years, or if three (3) years after the Establishment Date the cumulative amount of losses has exceeded fifty percent (50%) of the total Registered Capital, whichever occurs earlier;

合资公司在其成立日后的初始三（3）年的时间内，在连续二（2）年的时间里每年遭受超过注册资本总额百分之二十五（25%）的长期严重损失，或者在成立日后三（3）年的时间内，累计损失额超过注册资本总额的百分之五十（50%），以较早发生者为准；

(d)	a Party transfers, pledges, or otherwise encumbers its Equity Interest in violation of the provisions of this Contract or applicable PRC Laws;

一方违反本《合同》或适用中国法律规定转让、质押其股权或在股权上设立权利障碍；

(e)	a Party and/or its Affiliate(s) materially breaches the Joint Venture and such breach is not cured within sixty(60) days after receipt of written notice by such causing Party from the other Parties;

一方和/或其关联方严重违反《合同》，且该等违约未能在该方自其他各方收到书面通知后六十（60）天内改正；

(f)	the conditions or consequences of Force Majeure Event significantly interferes with the normal functioning of the Joint Venture or the agreement cannot be performed and the Parties have been unable to find a solution for a period in excess of one hundred （100） days;

不可抗力事件所产生的情况或后果已严重妨碍合资公司的正常运营或导致本协议无法履行，且各方在超过一百（100）天的时间内未能找到解决办法；

(g)	any material changes or additional conditions imposed by any government authority on this Contract and/or the Articles of Association and/or the Business License and/or the Filing Notice which are not agreed by the Parties;

任何政府部门对本《合同》和/或《章程》和/或合资公司营业执照和/或备案证明设置了任何实质性的修改或附加的的条件，且各方不同意该等修改或条件；

(h)	any of the Parties becomes bankrupt or insolvent, or is subject to the proceedings for liquidation or dissolution, or ceases to carry on business or becomes unable to pay its debts as they come due;

任何一方破产或资不抵债、或正在进行清算或解散程序、或停止营业或不能偿还到期债务；

(i)	an event of Deadlock occurs and is not resolved according to Article 10.13.1; or

发生僵局，且该僵局未能根据本合同第10.13.1条解决；或者

(j)	all Parties decide to terminate this Contract or their joint venture cooperation; or

各方决定终止本《合同》或其合资公司的合作；或

(k)	any other reasons for termination expressly stipulated in this Contract or applicable PRC laws.

本《合同》或适用中国法律明确规定的终止的任何其他原因。

22.2	Termination Procedure/终止程序

a)	In the event that a Party gives Termination Notice pursuant to Article 20.1 (“Notifying Party”), the Parties shall within a period of thirty (30) days (“Buyout Pending Period”) after such Termination Notice is given conduct negotiations and endeavour to resolve the matters which resulted in the Termination Events. In the event that such matters are not solved to the satisfaction of the Parties within such thirty (30) day period, or such longer period as the Parties may agree in writing, the Notifying Party shall have the right by written notice to the other Parties to declare this Contract terminated.

如果一方根据第20.1条的规定发出终止通知，各方应在该等终止通知发出后的三十（30）天（“购买等待期”）的时间内进行磋商并努力解决导致终止事项的问题。如果在三十（30）日的期限内，或各方书面同意的更长的期限内，各方未能达成一致的解决意见，则通知方有权向另一方书面通知终止本合同。

b)	As soon as practicable following termination of this Contract, an extraordinary Board meeting shall be held at which each Party shall cause the Directors appointed by it to attend such Board meeting in person, by proxy or by telecommunications and to vote in favour of an unanimous resolution approving the termination of this Contract or to sign a written resolution circulated in lieu of such a meeting of the Board, as the case may be.

如果本合同终止，则董事会在有实际可能的情况下应尽早召开董事会特别会议，各方应促使其指派的董事亲自、通过代理人或通过通讯设备参加该会议并在此次会议上投票赞成批准终止本合同的一致决议或以签署在董事间传阅的书面决议代替召开董事会议（以适用者为准）。

c)	Following such Board approval of the termination of this Contract and dissolution of the Company, the Board shall submit a dissolution application to the original Approval Authority for approval. If the other Party fails to co-operate in such termination and dissolution procedures, then to the extent permitted under Applicable Laws, the Notifying Party shall have the unilateral right to submit an application for termination and dissolution to the Approval Authority.

在董事会批准终止本合同和合资公司解散后，董事会应向原审批机关提交一份解散申请。如果对方在终止和解散程序中不予合作，则在适用的法律允许的情况下，通知方将有权单方向审批机关提交终止和解散申请。

d)	Following such registration with the Registration Authority, the Company shall then be dissolved and liquidated in accordance with the relevant procedures under Applicable Laws and the provisions of Article 23.4 below.

在登记机构登记解散申请后，合资公司应按照适用的法律规定的有关程序以及以下第23.4条的规定进行解散和清算。

e)	Should the Party receiving the Termination Notice dispute or challenge the termination of this Contract, such Party shall have the right to submit the dispute for arbitration, in accordance with the provisions of Article 28.2, for determination of the issue of whether termination of this Contract is valid.

如果收到终止通知的一方对本《合同》的终止提出争议或质疑，则该方应有权根据第28.2条的规定将该等争议提交仲裁，以确定本《合同》的终止是否有效。

23.	Buyout/购买权

23.1	Buyout Option/购买权

23.1.1	If, at expiry of the Buyout Pending Period, the Parties have not reached agreement to continue the Contract, then the Parties shall discuss about the option of one Party purchasing all of the other Parties’ equity interest in the Registered Capital of the Joint Venture (“Buyout”) pursuant to following provisions.

如果在购买等待期届满时，各方未能达成继续《合同》的一致意见，则各方应讨论一方根据下列规定购买其他各方在合资公司的注册资本中的所有权益的事项。

23.1.2	In the event that a Party intends to terminate this Contract pursuant to Article 22.1.4, either Party (“Offeror”) shall be entitled to offer to the other Parties (“Offeree”) to purchase Offerees’ all (but not less than all) Equity Interest.

如出现根据第22.1.4条的规定终止本《合同》的情形，则任一方（“要约方”）应有权向其他各方（“受约方”）提出购买受约方的所有（但不得少于所有）股权。

23.1.3	Any such offer (the “Offer”) shall be in writing and delivered to other Parties within thirty (30) days from the expiry of the Buyout Pending Period and shall include:

任何该等要约（“要约”）应在购买等待期届满后三十（30）天内以书面形式发送至其他各方，且应包含下列内容：

(a)	the fair value attributed to the 100% equity interest in the Joint Venture and, thus, the purchase price of the Offeree’s Equity Interest in the Joint Venture (to be determined on a pro-rata basis), which shall be determined by a creditable and independent professional institution appointed by the Board;

合资公司100%股权的公允价值，以及对受约方在合资公司中的股权的购买价格（以等比例的方式确定），并由董事会委派的具有公信力及独立的专业机构确定；

(b)	a statement that the purchase price subject to the Offer shall be payable in cash at closing;

有关要约中所述购买价格应在交割时可以现金支付的声明；

(c)	a statement that such Offer is an offer to purchase all of the Equity Interests owned by the Offeree, at a purchase price determined on a pro rata basis of the value attributed to the 100% equity interest of the Joint Venture, such Offer being subject only to obtainment of any governmental approvals required by applicable law; and

有关下述的声明，即，该等要约系在合资公司100%的股权价值基础上按比例确定的购买价格基础上、购买受约方拥有的全部股权的要约，且该等要约仅受限于获取适用法律要求的任何政府批准；

(d)	Such Offer shall be irrevocable for a term of thirty (30) days.

该等要约在三十（30）天内不可撤销。

23.1.4	In the event more than one Party have timely delivered an Offer pursuant to Article 23.1.2 above, unless the Parties have reached other agreement in writing, the Party which has made the higher offer of purchase price (i.e. the Party which has indicated the higher value of the 100% equity interest in the Joint Venture) shall be obliged to purchase, and the other Parties shall be obliged to sell, the latter Parties’ entire Equity Interest in the Joint Venture at the purchase price indicated in the Offer, subject only to obtainment of any governmental or public approvals required by applicable law.

如果多于一方根据上述第23.1. 2条的规定及时递交了要约，除非各方另外达成书面协议，则提出较高购买价格要约的一方（即提出更高的合资公司100%股权价值的一方）应有义务按照要约中所述的购买价格购买另外各方在合资公司中的全部股权、且另外各方应有义务按照要约中所述的购买价格出售其在合资公司中的全部股权，仅受限于获取适用法律要求的任何政府批准。

23.1.5	In the event only one Party timely delivers an Offer containing all elements required pursuant to Article 23.1.2 above, such Party shall be obliged to purchase, and the other Parties shall be obliged to sell, the latter Parties’ entire Equity Interest in the Joint Venture for the purchase price indicated in the Offer, subject only to obtainment of any governmental or public approvals required by applicable law.

如果仅有一方根据第23.1.2条的规定提出了包含所有内容的要约，则该方应有义务按照要约中所述的购买价格购买其他各方在合资公司中的全部股权、且其他各方应有义务按照要约中所述的购买价格出售其在合资公司中的全部股权，仅受限于获取适用法律要求的任何政府批准。

23.1.6	In the event none of the Parties timely delivers to the other Parties an Offer pursuant to Article 23.1.2, Article 22.1 shall apply.

如果没有一方按照第23.1.2条的规定向其他各方发出要约，则第22.1条的规定应适用。

23.2	Buyout Procedures/买断程序

23.2.1	After the Parties have agreed to a Buyout or a Party has exercised its Buyout option, the Parties shall enter into an agreement for transfer of interest in the Registered Capital of the Joint Venture. The Offeror shall be responsible for all necessary government approvals and the Offeree shall provide all necessary assistance. The Parties shall complete the Buyout transaction within ninety (90) days following the Parties agreement on a Buyout.

各方已经同意买断或者一方已经履行其买断权后，各方应签订与转让在合资公司的注册资本中的权益有关的协议。要约方负责获取所有必要的政府批准，受约方应提供协助。各方应在各方同意买断后九十（90）天内完成买断交易。

23.2.2	The termination or any amendment to this Contract, its Annexes or the Articles of Association, and the transfer of Equity Interests as a result of exercise of Buyout by one Party shall be subject to necessary record-filing or approval and registration by the competent governmental authority.

一方行使买断而导致本《合同》、本《合同》附件或《章程》的终止或任何修订以及股权转让，应获取相关政府部门的必要备案或审批以及登记。

23.2.3	Until such time as the sale of the Equity Interest of one Party in the Joint Venture to the other Parties is completed, the Joint Venture shall, to the fullest extent possible, maintain the conduct of its business in the ordinary course of its business.

在一方向其他各方出售其在合资公司中的股权完成之前，合资公司应在最大可能的程度内，维持其日常业务的运营。

24.	DISSOLUTION AND LIQUIDATION /解散和清算

24.1	Liquidation/清算

If, upon expiration of the Term of the Joint Venture, or upon any earlier termination of this Contract, (a) no Party wishes to buy out the other Parties’ Equity Interest in the Joint Venture in the manner set forth in Article 23.1 and the Parties do not agree on a sale of the Equity Interests to a third party; or (b) the Parties fail to resolve their dispute through the methods provided in Article 28.2, the Parties shall agree and shall cause their respective Directors to adopt a resolution to terminate this Contract and to liquidate the Joint Venture.

如果，在合资公司期限届满时，或者本《合同》提前终止时，(a)没有任一方希望按照第23.1条所述方式买断其他各方在合资公司中的股权，且各方没有就股权出售给第三方达成一致；或(b)各方未能通过第28.2条规定的方式解决其间争议，则各方应同意且应促使其各自董事通过有关终止本《合同》和清算合资公司的决议。

The Board shall convene a meeting no later than thirty (30) days following notice of either of the circumstances indicated in the first paragraph of this Article above sent by either Party, and shall adopt a unanimous resolution to terminate this Contract, liquidate the Joint Venture, formulate liquidation procedures and establish a liquidation committee. The Joint Venture then shall submit an application to the Record-filing/Approval Authority for the termination of this Contract and the liquidation of the Joint Venture.

在任一方发出与本条上述第一段所述任何情形之一有关的通知后三十（30）天内，董事会应召集董事会会议，且应通过终止本《合同》、清算合资公司、制定清算规则和成立清算委员会的一致董事会决议。合资公司此后应向备案/审批部门提交终止本《合同》和清算合资公司的申请。

24.2	If an event under the first subparagraph (a) or (b) of Article 24.1 occurs, and any Party fails to cause its Directors to vote in favor of the termination of this Contract and the liquidation of the Joint Venture, such failure shall constitute material breach of this Contract.

如第24.1条第一段(a) 或 (b) 所述情形发生，且任一方未能促使其董事投票支持终止本《合同》和清算合资公司，则该等行为应构成对本《合同》的严重违反。

Moreover, if no resolution is passed by the Board within thirty (30) days of from the scheduled date for the Board meeting provided for in Article 24.1any Party shall be entitled to unilaterally apply to the competent authority to terminate this Contract and to liquidate the Joint Venture in accordance with the relevant provisions of the then applicable PRC Laws.

此外，如果在第24.1条规定的董事会会议预定日期后三十（30）日内，董事会未能通过决议，任一方应有权根据届时适用的中国法律的相关规定，单方向有权机关申请终止本《合同》和清算合资公司。

24.3	The Joint Venture, upon commencement of its liquidation, shall immediately cease and discontinue its operation, as well as the manufacture and sale of the Products. In addition, the Joint Venture shall immediately cease the use of licensed technology and intellectual property rights.

合资公司，在清算开始后，应立即停止其运营以及产品的制造和销售。此外，合资公司应立即停止对许可技术和专利权的使用。

24.4	Liquidation Proceedings/清算程序

24.4.1	The liquidation committee (“Liquidation Committee”) shall consist of three (3) members. The number of members that shall be appointed by a Party to the Liquidation Committee shall be equivalent to the number of Directors of the Board that such Party appointed to the Board at that time. Members of the Liquidation Committee may, but need not be, Directors or senior employees of the Joint Venture. When permitted by PRC law, either Party may also appoint professional advisors to be members of or assist the Liquidation Committee. The Board shall report the formation of the Liquidation Committee to the relevant government authority.

清算委员会（“清算委员会”）应由三（3）人组成。一方向清算委员会任命的成员人数应相当于当时其在董事会委派的董事的人数。清算委员会成员可以但不必是合资公司的董事或高级职员。如果中国法律允许，各方还可任命专业顾问担任委员会成员或协助清算委员会工作。董事会应将清算委员会的组成报告给相关政府部门。

24.4.2	The Liquidation Committee shall conduct a thorough examination of the Joint Venture’s assets and liabilities, compile a statement of assets and liabilities, specify the valuation basis of assets, prepare the plan for liquidation, and submit the same to the Board and the competent governmental authorities for approval. In developing and executing the liquidation plan, the liquidation committee shall use every effort to obtain the highest possible price for the Joint Venture’s assets.

清算委员会应全面审查合资公司的资产和债务，编制资产和债务表、确定资产评估依据和制定清算方案，并将其提交董事会及有权政府部门批准。在制定和实施清算计划时，清算委员会应尽其最大努力使合资公司资产达到尽可能的最高价格。

24.4.3	During the period of liquidation, the Liquidation Committee shall represent the Joint Venture in dealing with the Joint Venture’s unfinished business and in any legal proceedings involving the Joint Venture. As soon as possible after its establishment, the Liquidation Committee shall, on behalf of the Joint Venture, settle any outstanding accounts receivable with the Joint Venture’s debtors.

在清算期间，清算委员会应代表合资公司处理合资公司未结束的业务和参与合资公司的任何法律程序。清算委员会应在其成立后尽快代表合资公司与合资公司的债务人结清任何应收欠账。

24.4.4	The assets of the Joint Venture shall be liquidated in accordance with the specific liquidation procedures adopted by the Liquidation Committee. The liquidation procedures shall generally provide that potential buyers, including the Parties, shall be publicly invited to tender bids. Subject to the approval by the Board, the Liquidation Committee may also determine whether the bidding shall be tendered for the entire assets of the Joint Venture as a going concern or on an individual or collective basis. For the same piece of asset or category of assets, as the case may be, the bidder tendering the highest offer shall be awarded the same (subject to a right of first refusal by a Party to purchase the same on no less favourable terms and conditions).

合资公司的资产应依据清算委员会通过的特定清算程序进行清算。清算程序一般应规定，包括各方在内的买方应公开受邀投标。经董事会批准，清算委员会也可决定是否将合资公司的全部资产作为一家继续经营的企业或在单独或共同的基础上进行投标。对于同价或同类的资产（视乎情况而定），做出最高要约的投标人应中标（但是，应受限于一方以同等优惠的条款和条件购买相同资产的优先购买权）。

24.4.5	The proceeds of the liquidation shall be distributed in the following order of priority:

清算收益应按下列优先顺序分配：

(a)	payment of the liquidations costs and expenses and the remuneration of the members of the Liquidation Committee;

支付清算费用和开支以及清算委员会成员的报酬；

(b)	payment of outstanding salaries, wages, subsidies, benefits, allowances, rewards and other compensation of Management Personnel and Employees;

支付亏欠管理人员和员工的薪金、工资、补贴、福利、津贴、奖励和其他报酬；

(c)	payment of outstanding taxes; and

支付未缴税款；和

(d)	payment of debts of the Joint Venture.

支付合资公司的债务。

Any remaining proceeds shall be distributed to the Parties in proportion to the respective percentage interest each Party holds in the Joint Venture’s registered capital.

剩余的清算收益应按各方各自在合资公司注册资本中的持有的股权比例分配。

24.4.6	After the liquidation of the Joint Venture is completed, the Liquidation Committee shall submit a final report approved by the Board to the Record-Filing/Approval Authority, hand in the Business Licence to the original Registration Authority and complete all other formalities for nullifying the Joint Venture 's registration (including without limitation cancellation procedures with the tax and customs authorities). Any Party shall have a right to obtain copies of all the Joint Venture 's accounting books and other documents at its own expense.

在合资公司的清算完成后，清算委员会应向备案/审批部门提交经董事会批准的最终报告，向原登记部门交回营业执照并完成合资公司注销的各种手续（包括但不限于向税务部门和海关办理注销手续）。任何一方有权自费取得合资公司的各种会计帐册和其它文件的副本

25.	LIABILITY FOR BREACH OF CONTRACT/违约责任

25.1	Except as otherwise provided herein, if a Party ("Breaching Party") fails to perform any of its material obligations under this Contact or otherwise is in material breach of this Contract, then the other Party (“Non-breaching Party”) may:

除本合同其他条款另有规定外，如果一方（“违约方”）未履行其在本合同项下任何一项主要义务或根本违反了本合同，则对方（“非违约方”）可：

(a)	give written notice to the Breaching Party describing the nature and scope of the breach and demanding that the Breaching Party cure the breach at its cost within a reasonable time specified in the notice ("Cure Period"); and

向违约方发出书面通知，说明违约的性质以及范围，并且要求违约方在通知中规定的合理期限内（“补救期”）自费予以补救；并且

(b)	if the Breaching Party fails to cure the breach within the Cure Period (or, if there is none, at any time following such breach), then in addition to its other rights under Applicable Laws, the Non-breaching Party may claim damages arising from the breach according to Article 25.2 below.

如果违约方未在补救期内予以补救（或者如果没有补救期，那么在该等违约后的任何时候），则除了享有适用的法律项下的权利之外，非违约方还可就违约引起的损失按照下文第25.2条提出索赔。

25.2	Indemnity for Breach of Contract/违约赔偿

If the breach has not been remedied within such Cure Period, the provisions in Articles 22 and 23 shall apply, provided however that (i) any Party that breaches this Contract shall be liable to compensate all losses suffered by the other Parties as the result of the breach (including the lawyer’s fee); (ii) the termination and/or Buyout rights expressed in Articles 22 and 23 shall be in addition， which shall not in substitution of and shall be without prejudice to any other remedy that may be available to the non-breaching Party and any exercise of such rights shall not relieve the breaching Party from direct liabilities and damages suffered by the non-breaching Party as a result of the breach of contract.

如果该等违约未能在上述补救期内补救，则第22和第23条的规定应适用，条件是 (i) 任何违反本《合同》的一方应有义务赔偿其他各方因该等该违约遭受的所有损失（包括律师费）；(ii) 第22条和第23条规定的终止权和/或买断权应为非违约方可获取的任何其它救济之外的额外权利而非代替该等救济，且行使该等权利不得使违约方免除非违约方因该等违约遭受的任何直接责任和损害。

25.3	Continued Implementation of Contract/持续履行合同

During the period of breach, the Parties shall in all other respects continue their implementation of this Contract.

在违约期间，各方应在所有其他方面继续履行本《合同》。

26.	FORCE MAJEURE/不可抗力

26.1	Performance of Obligations/履行义务

26.1.1	If any Party is prevented from performing any of its obligations due to a Force Majeure Event, the time for performance of the obligations under this Contract that were prevented from performance by such Force Majeure Event shall be extended by a period equal to the period of delay caused by such Force Majeure Event, subject to Article 22.1 hereof. All other obligations under this Contract and the time for performance thereof shall remain unaffected.

如果一方因不可抗力事件而被阻止履行其任何义务，在遵守第22.1条规定的情形下，因该等不可抗力事件阻止的履行本《合同》项下义务的时间应延长等同于该等不可抗力事件导致的迟延期间的一段期间。本《合同》下所有其它义务和履行时间应维持不变。

26.1.2	Whenever a Force Majeure Event occurs, the Party whose performance of the obligations is affected by that Force Majeure Event (the “Affected Party”) must serve to the other Parties, as soon as reasonably possible but not later than twenty (20) days after such occurrence, a written notice certified by the local notary organization of the place where the Force Majeure Event occurred, containing full particulars of the Force Majeure Event, including its nature and likely duration, the obligation affected by it and the nature and extent of its effect on those obligations (the “Suspension Notice”).

当不可抗力事件发生时，受不可抗力事件影响其履行义务的一方（“受影响方”）应尽合理快地、但不得迟于该等不可抗力事件发生后二十（20）日内，向其他各方发出一份由不可抗力发生所在地公证机关公证的书面通知（“暂停通知”），载明不可抗力事件的所有详情，包括其性质和可能的持续事件、受不可抗力事件影响的义务和该等对义务的影响的性质和程度。

26.1.3	The obligations of the Affected Party are suspended, to the extent that they are affected by the Force Majeure Event, from the date the Affected Party gives a Suspension Notice in respect of that Force Majeure Event until the cessation of the Force Majeure Event. A Party claiming inability to perform due to a Force Majeure Event shall take appropriate means to minimize or remove the effects of the Force Majeure Event and, within the shortest possible time, attempt to resume performance of the obligation(s) affected by the Force Majeure Event.

在受影响方的义务系被不可抗力事件影响的程度上，受影响方的义务自受影响方发出与不可抗力事件有关的暂停通知之日起暂停，直至不可抗力事件停止。主张因不可抗力事件未能履行义务的一方应采取适当行动以减少或消除不可抗力事件的影响，且应在最可能短的时间内，尽力恢复因不可抗力事件影响的义务的履行。

26.1.4	If a Force Majeure Event continues for more than one hundred and eighty (180) days following serving of the Suspension Notice, the Parties shall jointly decide, according to the actual conditions, whether continue to perform this Contract or terminate this Contract in accordance with Article 20 hereof.

如果不可抗力事件在发出暂停通知后持续超过一百八十（180）天，各方应根据实际情况，依据第20条的规定共同决定是否继续履行本《合同》或终止本《合同》。

26.2	Continued Implementation of Contract/持续履行合同

During the period of a Force Majeure Event, the Parties shall in all other respects continue their implementation of this Contract.

在不可抗力事件期间，各方应在所有方面继续履行本《合同》。

27.	GOVERNING LAW/管辖法律

27.1	Governing Law

The validity, interpretation and implementation of this Contract and the rights and obligations of the Parties created hereunder shall be governed by and subject to the laws of PRC, excluding, for the sole purpose of this Contract, the laws of the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan Province of China.

本《合同》的效力、解释和履行以及本《合同》项下各方的权利和义务应受中国法律管辖并遵守中国法律。仅为本《合同》之目的，中国法律不包括中国香港特别行政区、澳门特别行政区和台湾省的法律。

28.	SETTLEMENT OF DISPUTES/争议解决

28.1	Consultations/磋商

28.1.1	In the event a dispute arises in connection with the interpretation or implementation of this Contract among the Parties, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations.

如果发生与本《合同》的解释或执行相关的争议，各方应首先尽力通过友好协商解决。

28.2	Arbitration/仲裁

28.2.1	If any Party serves formal written notice on the other Parties that a material dispute has arisen and the Parties are unable to amicably resolve the dispute within a period of thirty (30) days from the service of such notice, then the dispute shall be referred to arbitration at Hong Kong International Arbitration Centre (HKIAC) in accordance with the HKIAC arbitration rules in effect at the time of applying for arbitration.

如果一方向其他各方发出重大争议已经发生的正式书面通知，且各方未能在该等通知送达后的三十（30）日内友好解决该等争议，则该纠纷应被提交至香港国际仲裁中心进行仲裁，按其届时有效的仲裁规则，进行有约束力的仲裁。

28.2.2	The arbitration tribunal shall consist of three (3) arbitrators. The CH-AUTO and the GFG shall select one (1) arbitrator of any nationality respectively. The arbitrators appointed by the CH-AUTO and the GFG shall then jointly appoint a presiding arbitrator, who shall not be of Chinese or Italian nationality. Should the arbitrators appointed by the CH-AUTO and the GFG fail to appoint a presiding arbitrator as aforesaid within one (1) month of their own appointment, HKIAC shall select the presiding arbitrator who shall not be of Chinese or Italian nationality.

仲裁庭应由三（3）名仲裁员组成。长城华冠及GFG应各自选定一（1）名任何国籍的仲裁员。长城华冠及GFG指定的仲裁员应共同指定一名非中国或非意大利国籍的首席仲裁员。如果长城华冠及GFG指定的仲裁员未能在其被选定的一（1）个月内按上述规定指定首席仲裁员，香港国际仲裁中心应选定一名非中国或意大利国籍的首席仲裁员。

28.2.3	The arbitration proceedings shall be conducted in English.

仲裁程序应以英语进行。

28.2.4	The arbitration award shall be final, conclusive and binding on the Parties to the arbitration. Any Party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. The Parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each Party shall separately pay for its respective counsel fees and expenses, provided, however, that the prevailing Party in any such arbitration shall be entitled to recover from the non-prevailing Party its reasonable costs and attorney fees. Each Party hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non convenience, which it may now or hereafter have to the bringing of any action, lawsuit, claim or proceeding arising under this Contract.

仲裁裁决应为终局的，对仲裁各方均有约束力。争议任何一方均可向有管辖权的法院申请执行该等仲裁裁决。仲裁各方应平均承担该等仲裁的开支和费用，且每一方应各自支付其顾问费用和开支，但条件是，仲裁胜诉方应有权要求败诉方承担其合理的费用和律师费。每一方特此不可撤销的放弃其现在或将来可能享有的就因本《合同》提起的任何行动、法律诉讼、索赔或程序提出反对意见的权利，包括但不限于反对仲裁地或以不方便仲裁地为由提出的反对意见。

28.3	Continued Performance/继续履行

During the period when a dispute is being resolved, the Parties shall in all other respects continue their performance of this Contract.

在争议解决期间，各方应在所有其他方面继续履行本《合同》。

29.	MISCELLANEOUS/其它

29.1	Costs/费用

Each Party shall bear its own costs in relation to the negotiation, preparation and execution of this Contract.

每一方应承担其己方与本《合同》的谈判、准备和签署有关的费用。

29.2	Notices/通知

Any notice or communication herein required or permitted to be given to any Party hereto shall be personally served or sent by facsimile or by traceable courier or by email to the proper address in English and Chinese as set out below, and shall be deemed to have been given as follows: if personally served, when served; if by facsimile, on the first Business Day following the day of transmission thereof on a facsimile machine to the proper address and facsimile number with confirmed answerback; if by traceable courier, on the date of receipt; if by email, the date on which the email is sent with confirmed email delivery message, provided that the Party sending notice by email shall, within the date of sending its email, send the same notice to the other Parties by facsimile pursuant to provisions of this Article. For the purposes of this Article 27.2, the addresses of the Parties (until notice of a change thereof is given as provided above) shall be:

本《合同》项下要求的、或允许向本《合同》任一方发出的任何通知或通讯，应由专人递交、或通过传真或可查询的快件方式，以及电子邮件的方式发送到下列规定的中文和英文正确地址，且在下列情形下应被视为已经送达：如果由专人递交，在递交时；如果通过传真方式，在通过传真机向正确地址和传真号码传送并确认回执之日后的第一个营业日；如果通过可查询的快件，在收到之日；如果通过电子邮件的方式，发送电子邮件（带有邮件发送回执）之日（但条件是，如果一方使用电子邮件的方式，该方应当在发送邮件之日，以传真方式将同等通知发送给其他各方，否则通过电子邮件方式发送的通知将不被视为送达）。为本第27.2条之目的，各方的地址（除非根据上述规定已发送各方地址变更通知）应为：

To CH-AUTO/至长城华冠

Address/地址:

Telephone/电话:

Fax/传真:

Email/电邮：

Attn/呈交:

To GFG/至GFG:

Address/地址:

Telephone/电话:

Fax/传真:

Email/电邮：

Attn/呈交:

29.3	Successors Bound/承继者受约束

This Contract shall be binding on and shall inure for the benefit of the successors and permitted assigns (as the case may be) of each of the Parties hereto and none of the rights or obligations of the Parties shall be in any way affected, diminished or prejudiced by the winding up, re-organization or change in name or constitution of any of the Parties hereto.

本《合同》应对本《合同》每一方的继承人和允许的受让人（视情形而定）具有约束力并使其受益，且各方的任何权利或义务不应因本《合同》任一方的清盘、重组、名称或组成的变化而以任何方式受到影响、减弱或损害。

29.4	No Assignment/不得转让

None of the Parties hereto may assign its rights in whole or in part hereunder without the prior written consent of the other Parties hereto.

未经本《合同》其他各方事先书面同意，本《合同》任一方均不得部分或全部转让其在本《合同》项下权利。

29.5	Continuing Agreement/持续协议

All provisions of this Contract shall so far as they are capable of being performed and observed continue in full force and effect except in respect of those matters then already performed.

本《合同》的所有规定在其可能被履行和遵守的程度上，除届时已经履行完毕的事项以外，应继续完全有效。

29.6	Entire Agreement/完整协议

This Contract (together with its Annexes) constitutes the entire agreement between the Parties hereto with respect to the matters dealt with herein and supersedes any previous agreement or understanding, including any provision of the Term Sheet dated Feb.1st, 2018] which are made prior to the signing of this Contract, between the Parties hereto in relation to such matters. Each of the Parties hereto hereby acknowledges that in entering into this Contract it has not relied on any representation or warranty save as those expressly set out herein.

本《合同》（及其附件）构成各方就本《合同》所规定事宜达成的全部协议，并取代各方以往就该等事宜达成的任何协议或共识，包括各方在签署本《合同》之前于2018年2月1日签订的《关键条款清单》的任何规定。本《合同》每一方在此承认，在签订本《合同》时，其没有依赖本《合同》明确规定的陈述和保证之外的任何陈述或保证。

29.7	Amendment/修订

Amendments to this Contract and the other contracts contemplated herein may be made only by a written agreement in English and Chinese signed by duly authorized representatives of each of the Parties and shall be subject to necessary record-filing with or approval by and registration with the Record-Filing/Approval Authority and Registration Authority respectively.

对本《合同》以及本《合同》所述其他合同的修订，仅可通过中英文作出的书面协议并经每一方各自的合法授权代表签署后方可进行，且该等修订应经备案/审批部门的必要备案或审批和登记部门的登记。

29.8	Waiver/弃权

Unless otherwise provided for, failure or delay on the part of any Party to exercise any right or privilege under this Contract shall not operate as a waiver of such right or privilege nor shall any partial exercise of any right or privilege preclude any further exercise thereof. Any waiver by a Party of a breach of any term or provision of this Contract by any of the other Parties shall not be construed as a waiver by such Party of any subsequent breach, its rights under such term or provision, or any of its other rights hereunder.

除非另有规定，任何一方未能或延迟行使其在本《合同》中的任何权利或特权，不构成对该等权利或特权的放弃；部分地行使任何权利或特权亦不构成对该等权利或特权进一步行使的弃权。一方放弃追究任一其他各方违反本《合同》任何条款或规定的行为，不得被视为该一方放弃追被原谅各方任何此后的违约，也不得被视为该一方放弃其在上述条款或规定项下拥有的权利或其在本《合同》项下拥有的任何其它权利。

29.9	Severability/可分割性

If any provision of this Contract should be or become fully or partially invalid, illegal or unenforceable in any respect for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Contract shall not in any way be affected or impaired thereby.

本《合同》任何规定因任何原因变为全部或部分无效、不合法或无法执行，不得影响或损害本《合同》其他规定的有效性、合法性及执行效力。

29.10	Restrictions on Announcements/对公告的限制

No public announcement or communications of any kind shall be made in respect of the subject matter of this Contract unless specifically agreed between the Parties hereto or unless an announcement is required pursuant to the relevant laws or the requirements of any stock or securities exchange or any regulatory or government authority, specifically in respect of this Contract.

除非各方明确同意或相关法律或任何股票或证券交易所或任何监管或政府部门要求进行公告，否则不得就本《合同》标的事项尤其是就本《合同》做出任何种类的公告或通告。

29.11	Language/语言

This Contract is written in Chinese and in English. If there is any inconsistency between the two language versions, the English version shall prevail.

本《合同》以中英文作出。如两种语言文本之间有不一致之处，应以英文文本为准。

29.12	Effective Date/生效日

This Contract shall come into effect on the date on which it is signed by the authorized representative of each Party.

本《合同》应在每一方授权代表签署之日开始生效。

29.13	Copies/文本

This Contract is signed in eight (8) original copies in both Chinese and English. Each of the Parties shall keep one original copy, the Joint Venture shall keep one original copy, the other original copies shall be retained by the Joint Venture for submission to other relevant PRC government authorities.

本《合同》以中英文本一式签署八（8）份原件。每一方应保留一份原件，合资公司应保留一份原件，其他原件由合资公司保留以备呈交相关中国政府部门。

IN WITNESS WHEREOF, each of the Parties hereto has caused this Contract to be executed by its duly authorized representative on the date first set forth above.

有鉴于此，本《合同》各方由其正式授权的代表于首页所示日期签署本《合同》。

CH-AUTO Technology Co., Ltd./ 北京长城华冠汽车科技股份有限公司

Signature/签名: /s/ Sun Baihui

Name/姓名: Sun Baihui/孙百汇

Title/职务: Vice President

GFG PROGETTI Srl,

Signature/签名: /s/ Fabrizio Giugiaro

Name/姓名: Fabrizio Giugiaro

Title/职务: Chairman of the Board